EXHIBIT 10.45

OFFICE LEASE

WARNER CENTER PLAZA

AH WARNER CENTER PROPERTIES,

LIMITED LIABILITY COMPANY,

a Delaware limited liability company

as Landlord,

and

FOUNDATION HEALTH SYSTEMS, INC.,

a Delaware corporation,

as Tenant.

WARNER CENTER PLAZA

[Foundation Health Systems]

WARNER CENTER PLAZA

SUMMARY OF BASIC LEASE INFORMATION

The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the “Summary”). This Summary is hereby incorporated into and made a part of the attached Office Lease (the “Office Lease”) which pertains to the “Project”, as that term is defined in the Office Lease, commonly known as “Warner Center Plaza” located in Woodland Hills, California. This Summary and the Office Lease are collectively referred to herein as the “Lease.” Each reference in the Office Lease to any term of this Summary shall have the meaning set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Office Lease.

TERMS OF LEASE (References are to the Office Lease)	DESCRIPTION

1. Date:	September 9, 1998.

2. Landlord:	AH WARNER CENTER PROPERTIES, LIMITED LIABILITY COMPANY, a Delaware limited liability company.

3. Tenant:	FOUNDATION HEALTH SYSTEMS, INC., a Delaware corporation.

4. Premises (Article 1).

4.1 Building Address:	21650 Oxnard Street, Woodland Hills, California 91367.

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4.2 Premises:	Initially, approximately 88,743 rentable square feet of space, of which 24,951 rentable (23,161 usable) square feet are located on the 25th floor of the Building (25th Floor Space), 25,517 rentable (23,656 usable) square feet are located on the 24th floor of the Building (24th Floor Space), 25,517 rentable (23,656 usable) square feet are located on the 22nd floor of the Building (22nd Floor Space) and 12,758 rentable (11,143 usable) square feet are located on the 21st floor of the Building (Initial 21st Floor Space), as further set forth in Exhibit A to the Office Lease. The Must Take Space shall be added to the Premises as provided in Section 1.5 of the Office Lease, whereupon the Premises shall consist of a total of 101,502 rentable square feet.

5. Lease Term (Article 2).

5.1 Length of Term:	Periods expiring on the Lease Expiration Date.

5.2 Lease Commencement Dates:	The Lease Commencement Date for the 25th Floor Space shall be the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the 25th Floor Space, and (ii) September 1, 1998 (subject to Section 5 of the Tenant Work Letter). The Lease Commencement Date for the 24th Floor Space shall be the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the 24th Floor Space, and (ii) December 1, 1998 (subject to Section 5 of the Tenant Work Letter). The Lease Commencement Date for the 22nd Floor Space shall be the earlier of (i) the date upon which Tenant first commences to conduct business in the 22nd Floor Space, and (ii) February I, 1999 (subject to Section 5 of the Tenant Work Letter). The Lease Commencement Date for the Initial 21st Floor Space shall be the earlier of (i) the date upon which Tenant commences to conduct business in the Initial 21st Floor Space, and (ii) October 1, 1998 (subject to Section 5 of the Tenant Work Letter).

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5.3 Lease Expiration Date:	For the 25th Floor Space, the 24th Floor Space, the Initial 21st Floor Space and the Must Take Space (collectively, the “Majority Space”), the Lease Expiration Date shall be the later of (i) the day preceding the date which is six (6) years after the 24th Floor Space Lease Commencement Date, or (ii) December 31, 2004. For the 22nd Floor Space, the Lease Expiration Date shall be the later of (a) the day preceding the date which is six (6) years after the 22nd Floor Space Lease Commencement Date, or (b) December 31, 2004.

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6.	Base Rent (Article 3):

Period	Annual Base Rent		Monthly Installment of Base Rent		Monthly Rental Rate per Rentable Square Foot
1/1/99 - l/31/99†	—		$135,935.90		$2.15
2/1/99 - 12/31/01	$2,289,569.40	*	$190,797.45	*	$2.15
1/1/02 - 1/31/02	—		$225,827.80	**	$2.25 for all but 22nd Floor Space/$2.15 for 22nd Floor Space
2/1/02 - 12/31/04	$2,740,554.00	**	$228,379.50	**	$2.25
1/1/05 - 1/31/05	—		$57,413.25		$2.25

Tenant shall have no obligation to pay Base Rent for any portion of the Premises from and after the fixed date component of the Lease Commencement Date for such portion of the Premises specified in Section 5.2 of this Summary above (i.e., September 1, 1998 for the 25th Floor Space, December 1, 1998 for the 24th Floor Space and October 1, 1998 for the Initial 21st Floor Space) until January 1, 1999; however, if Tenant commences to conduct business in any such portion of the Premises on or before said fixed dates, then Base Rent shall be due and payable for such portion of the Premises at the rate of $2.15 per rentable square foot per month from the date such occupancy commences until such fixed date. By way of example, if Tenant commences to conduct business in the (a) 25th Floor Space on August 15, 1998, Base Rent shall be due and payable for such space for the period from August 15, 1998 through and including August 31, 1998, and (b) 24th Floor Space on November 20, 1998, Base Rent shall be due and payable for such space for the period from November 20, 1998 through and including November 30, 1998. If the Lease Commencement Date for the 25th Floor Space, the 24th Floor Space or the Initial 21st Floor Space occurs after January 1, 1999 (or if the Lease Commencement Date for the 22nd Floor Space occurs after February 1, 1999), Tenant shall have no obligation to pay Base Rent for such portion of the Premises until the actual Lease Commencement Date for such portion.

†	Assumes that Lease Commencement Dates for all space other than the 22nd Floor Space and the Must Take Space has occurred on or before January 1, 1999 and that the 22nd Floor Space Lease Commencement Date occurs on February 1, 1999.

*	Subject to increase upon addition of the Must Take Space pursuant to, and in accordance with, Section 1.5 of the Office Lease below.

**	Includes Base Rent for the Must Take Space.

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7. Additional Rent (Article 3).

7.1 Base Year:	The calendar year of 1999.

7.2 Tenant’s Share and Tenant’s Building Share (for initial Premises including Must Take Space):	17.30%

7.3 Tenant’s Common Area Share (for initial Premises including Must Take Space):	8.75%

8. Security Deposit (Article 4):	Waived.

9. Parking Pass Ratio (Article 18):	Four (4) parking passes for every 1,000 usable square feet of the Premises.

10. Address of Tenant (Section 19.5):

Foundation Health Systems, Inc.

c/o Health Net

21600 Oxnard Street

Woodland Hills, California 91367

Attention: Director of Facilities

(Prior to and after Lease Commencement Date)

with copies to (after the Lease Commencement Date):

Foundation Health Systems, Inc.

21650 Oxnard Street, Suite 2200

Woodland Hills, CA 91367

Attention: General Counsel

and

Foundation Health Systems, Inc.

21650 Oxnard Street, Suite 2200

Woodland Hills, CA 91367

Attention: Chief Financial Officer

11. Broker(s) (Article 14):	CB Richard Ellis, Inc., and CBS Associates, Inc.

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7.5		Subrogation	29
7.6		Additional Insurance Obligations	29

ARTICLE	8	DAMAGE AND DESTRUCTION	30
8.1		Repair of Damage to Premises by Landlord	30
8.2		Landlord’s Option to Repair	31
8.3		Waiver of Statutory Provisions	32
8.4		Damage Near End of Term	32
8.5		Insurance Proceeds Upon Termination	32

ARTICLE	9	PERSONAL PROPERTY AND OTHER TAX	33

ARTICLE	10	SERVICES AND UTILITIES	33
10.1		Standard Tenant Services	33
10.2		Overstandard Tenant Use	35
10.3		Interruption of Use	35
10.4		Additional Services	37

ARTICLE	11	ASSIGNMENT AND SUBLETTING	37
11.1		Transfers	37
11.2		Landlord’s Consent	38
11.3		Transfer Premium	39
11.4		Landlord’s Option as to Subject Space	40
11.5		Effect on Transfer	41
11.6		Additional Transfers	41
11.7		Non-Transfers	41
11.8		Landlord’s Recognition of Transfers upon Lease Termination	42

ARTICLE	12	DEFAULTS; REMEDIES	43
12.1		Events of Default	43
12.2		Remedies Upon Default	43
12.3		Sublessees of Tenant	44
12.4		Waiver of Default	44
12.5		Efforts to Relet	44
12.6		Landlord Default	45

ARTICLE	13	CONDEMNATION	45
13.1		Permanent Taking	45
13.2		Temporary Taking	46

ARTICLE	14	BROKERS	46

ARTICLE	15	LANDLORD’S LIABILITY	46

ARTICLE	16	INTENTIONALLY OMITTED

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ARTICLE	17	WARNER CENTER ASSOCIATION	47

ARTICLE	18	TENANT PARKING	47

ARTICLE	19	MISCELLANEOUS PROVISIONS	48
19.1		Estoppel Certificates	48
19.2		Partial Invalidity	49
19.3		Time of Essence	49
19.4		Captions	49
19.5		Notices	49
19.6		Nonwaiver	50
19.7		Holding Over	50
19.8		Waiver of Default	50
19.9		Binding Effect	51
19.10		Governing Law	51
19.11		Subordination	51
19.12		Waiver of Jury Trial; Attorney’s Fees	51
19.13		Entry by Landlord	52
19.14		Intentionally Omitted	52
19.15		Surrender of Premises; Ownership and Removal of Trade Fixtures	52
19.16		Entire Agreement	53
19.17		Signs	53
19.18		Covenant Against Liens	56
19.19		Terms	56
19.20		Prohibition Against Recording	56
19.21		Intentionally Omitted	56
19.22		Quiet Enjoyment	57
19.23		Improvement of the Premises	57
19.24		Force Majeure	57
19.25		Rentable Square Feet of Premises, Building, and Project	57
19.26		Transportation Management	57
19.27		Compliance With Law	58
19.28		Late Charges	58
19.29		Hazardous Material	59
19.30		Landlord’s Right to Cure Default; Payments by Tenant	59
19.31		No Air Rights	60
19.32		Modification of Lease	60
19.33		Transfer of Landlord’s Interest	60
19.34		Landlord’s Title	61
19.35		Relationship of Parties	61
19.36		Application of Payments	61
19.37		No Warranty	61
19.38		Right to Lease	61
19.39		Submission of Lease	61

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19.40	Independent Covenants	61
19.41	Waiver of Redemption by Tenant	61
19.42	Joint and Several	62
19.43	Project or Building Name and Signage	62
19.44	No Discrimination	62
19.45	Landlord Renovations	62
19.46	Communication Equipment	63
19.47	Stairwell Access	64
19.48	Patio Area	64
19.49	Waiver of Consequential Damages	65
19.50	Reasonableness	65

EXHIBITS

A	OUTLINE OF PREMISES
B	SITE PLAN/PROJECT COMMON AREAS
C	TENANT WORK LETTER
D	FORM OF NOTICE OF LEASE TERM DATES
E	RULES AND REGULATIONS
F	FORM OF TENANT’S ESTOPPEL CERTIFICATE
G	SUBORDINATION OF DEED OF TRUST AGREEMENT
H	LIST OF SUPERIOR RIGHTS
I	JANITORIAL SPECIFICATIONS
J	MONUMENT SIGNAGE LOCATION

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INDEX OF MAJOR DEFINED TERMS

DEFINED TERMS	PAGE
22nd Floor Space	i
24th Floor Space	i
25th Floor Space	i
Additional Rent	9
Affected Area	36
Affiliate	41
Affiliated Assignee	42
Alterations	24
Approved Working Drawings	Exhibit C
Architect	Exhibit C
Base Rent	9
Base Year	10
Base, Shell and Core	1
Brokers	46
Building	2
Building Common Areas	2
Building Direct Expenses	10
Building Operating Expenses	10
Building Tax Expenses	10
Certifying Contractor	31
Claims	26
Common Areas	2
Communication Equipment	63
Communication Equipment Notice	63
Comparable Transactions	6
Construction Drawings	Exhibit C
Contemplated Effective Date	40
Contemplated Term	40
Contemplated Transfer Space	40
Contract	8
Contractor	8
Control	42
Cost Pools	18
Cure Notice	36
Damage Termination Date	31
Damage Termination Notice	31
Deed of Trust	Exhibit G
Direct Expenses	10
Economic Terms	4

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Emergency Cure Period	23
Emergency Notice	23
Engineers	Exhibit C
Essential Services	36
Estimate	19
Estimate Statement	19
Estimated Additional Rent	19
Expense Year	10
Exterior Signage	55
Final Costs	8
Final Retention	5
Final Space Plan	Exhibit C
Final Working Drawings	Exhibit C
First Offer Commencement Date	5
First Offer Notice	4
Final Offer Space	4
Flex Passes	47
Force Majeure	57
Hazardous Material	59
Holidays	33
HVAC	33
Information Estimate	7
Initial 21st Floor Space	i
Intention to Transfer Notice	40
Interest Rate	58
Landlord	1
Landlord Delay	12
Landlord Parties	26
Landlord Repair Items	22
Landlord Work	Exhibit C
Landlord’s Designee	48
Laws	58
Lease	1
Lease Expiration Date	6
Lease Term	5
Lease Year	6
Legal Requirements	22
Majority Space	ii
Monument Signage	54
Must Take Space	3
Must Take Space Commencement Date	3
Must Take Space Term	3
Necessary Action	23
Notice Date	23
Notices	49

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Objectionable Name	54
Offset Right	23
Operating Expenses	10
Option Notice	7
Option Rent	6
Option Right Notice	7
Option Term	6
Original Tenant	5
Outside Agreement Date	7
Package Units	33
Payment Notice	Exhibit C
Permits	Exhibit C
Premises	1
Project	2
Project Common Areas	2
Proposition 13	16
Refusal Notice	Exhibit C
Renovations	62
Rent	9
Repair Invoice	23
Repair Notice	23
Required Action	23
Review Period	20
Roof Passes	47
Rules and Regulations	21
Second Notice	23
Secured Areas	52
Six Month Period	41
Specifications	Exhibit C
Standard Improvement Package	Exhibit C
Statement	19
Structure Two Passes	47
Subject Space	37
Subleasing Costs	39
Summary	1
Superior Rights	4
Systems and Equipment	15
Tax Expenses	15
Tenant	1
Tenant Improvement Allowance	Exhibit C
Tenant Improvement Allowance Items	Exhibit C
Tenant Improvements	Exhibit C
Tenant Insured Items	26
Tenant Parties	26
Tenant’s Agents	8

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Tenant’s Building Share	18
Tenant’s Common Area Share	18
Tenant’s Review Period	7
Tenant’s Share	17
Tenant’s Share of Building Direct Expenses	18
Transfer Notice	37
Transfer Premium	39
Transferee	37
Transfers	37
Uncontrollable Delay	12

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OFFICE LEASE

This Office Lease, which includes the preceding Summary of Basic Lease Information (the “Summary”) attached hereto and incorporated herein by this reference (the Office Lease and Summary are collectively referred to herein as the “Lease”), dated as of the date set forth in Section 1 of the Summary is made by and between AH WARNER CENTER PROPERTIES, LIMITED LIABILITY COMPANY, a Delaware limited liability company (“Landlord”), and FOUNDATION HEALTH SYSTEMS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 The Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 4.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto. Notwithstanding the foregoing, the Premises shall be increased as of the Must Take Space Commencement Date to include the Must Take Space in accordance with, and subject to Section 1.5 of this Lease. Tenant’s rights to the Premises include the limited right to use and access the janitorial closet and the electrical and telephone rooms on the floors containing the Premises as reasonably necessary for Tenant’s effective and efficient use of the Premises, subject to Landlord’s notice and consent rights under Section 6.2 below. Tenant shall also be permitted to enter such areas to service its equipment. Tenant shall have the right to use, or access, any ceilings or space above and the ceilings and floors on the floors containing the Premises to the extent necessary to service Tenant’s equipment in the Premises and to run wires, cables and other conduits to the Premises to the extent permitted by applicable laws, subject to Landlord’s notice and consent rights under Section 6.2 below. In addition, Tenant shall be allowed to use such space as necessary for providing utility services such as the installation of computer cable conduits and core drilling, subject to Landlord’s consent rights under Section 6.2 below. Tenant’s rights to the Premises include the right to use and access any floors or walls on the floors containing the Premises to install equipment, wiring, cables, conduits and the like as necessary to service Tenant’s equipment in the Premises, subject to Landlord’s notice and consent rights under Section 6.2 below. Tenant shall be entitled to, and Landlord shall provide at no additional cost to Tenant, non-exclusive use of the existing underground cabling conduit(s) between the building located at 21600 Oxnard Street and the Building, and the riser space in the Building, in order for Tenant to achieve telephone and data network transmission connectivity between the Premises and all other premises of Tenant and its Affiliates (including, without limitation, Health Net) located in the Building and at the building located at 21600 Oxnard Street, Woodland Hills, California. Tenant acknowledges that it has independently determined that said existing conduit(s) and riser(s) shall be adequate for Tenant’s intended use, and that the Landlord does not warrant the suitability of such conduit(s) and/or riser(s) for Tenant’s use now or in the future. Furthermore, Landlord’s responsibility for maintenance and repair of said conduit(s) and riser(s) shall be limited to those maintenance and repair obligations as set forth elsewhere in this Lease. Notwithstanding anything to the contrary

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set forth in this Lease, in no event shall Tenant take any action in the Premises or the Building which may adversely affect the “Systems and Equipment,” as that term is defined in Section 3.3.8 of this Lease, without the prior written consent of Landlord.

1.2 The Building and The Project. The Premises are a part of the building set forth in Section 4.1 of the Summary (the “Building”). The Building is part of an office project known as WARNER CENTER PLAZA. The term “Project,” as used in this Lease, shall mean (i) the Building and the “Common Areas”, as that term is defined in Section 1.3 below, (ii) the land (which is improved with landscaping, parking facilities and other improvements as shown on Exhibit B attached hereto) upon which the Building and the Common Areas are located, and (iii) at Landlord’s reasonable discretion, any additional real property, areas, land, buildings or other improvements added thereto pursuant to the terms of Section 1.4 of this Lease; provided that no such additions shall result in an increase in Direct Expenses allocated to Tenant under this Lease.

1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas”. The term “Project Common Areas”, as used in this Lease, shall mean the portion of the Project designated as such by Landlord, and may include, without limitation, any fixtures, systems, signs, facilities, parking areas, gardens, parks or other landscaping contained, maintained or used in connection with the Project, and may include any city sidewalks adjacent to the Project, pedestrian walkway system, whether above or below grade, park or other facilities open to the general public and roadways, sidewalks, walkways, parkways, driveways and landscape areas appurtenant to the Project. The location of the Project Common Areas as of the date of this Lease is shown on Exhibit B attached hereto. The term “Building Common Areas”, as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord, and may include, without limitation, the common entrances, lobbies, atrium areas, restrooms, elevators, stairways and accessways, loading docks, ramps, drives, platforms, passageways, serviceways, common pipes, conduits, wires, equipment, loading and unloading areas, parking facilities and trash areas servicing the Building. The Common Areas shall be maintained and operated in a first class manner.

1.4 Landlord’s Use and Operation of the Building, Project, and Common Areas. Provided Landlord does not unreasonably interfere with Tenant’s normal and customary business operations and to the extent the Tenant Improvements and Alterations are not damaged and Tenant is not denied the beneficial use of its Premises, Landlord reserves the right from time to time without notice to Tenant (i) to close temporarily any of the Common Areas; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, passages, stairways and other

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ingress and egress, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iii) to expand the Building; (iv) to add additional buildings and improvements to the Common Areas; (v) to designate land outside the Project to be part of the Project, and in connection with the improvement of such land to add additional buildings and common areas to the Project and/or to delete land and improvements from the Project; (vi) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or to any adjacent land, or any portion thereof; and (vii) to do and perform such other acts and make such other changes in, to or with respect to the Project, Common Areas and Building or the expansion thereof as Landlord may deem to be appropriate; provided that Landlord’s actions under items (iii), (iv), (v) and (vi) shall not result in an increase in Direct Expenses allocated to Tenant under this Lease.

1.5 Must Take Space. Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to add to the Premises the remainder of the twenty-first (21st) floor of the Building, which remainder consists of approximately 12,759 rentable (11,143 usable) square feet (the “Must Take Space”).

1.5.1 Must Take Space Commencement Date. The effective date of Tenant’s lease of the Must Take Space (the “Must Take Space Commencement Date”) shall be April 1, 1999 (subject to Section 5 of the Tenant Work Letter). However, if Tenant commences to conduct business operations in any portion of the Must Take Space prior to the Must Take Space Commencement Date, then Base Rent shall be due and payable for such portion of the Must Take Space at the rate of $2.15 per rentable square foot per month with respect to that portion of the Must Take Space from which Tenant has commenced to conduct business operations from the date Tenant first commences to conduct such business operations until the Must Take Space Commencement Date and all other terms and conditions of this Lease shall apply to such occupancy. The Must Take Space shall be improved by Tenant at the same time the initial Premises are improved and the Must Take Space shall be improved pursuant to the provisions of Exhibit C hereto. Landlord shall not permit any third party to use or occupy the Must Take Space prior to the Must Take Space Commencement Date. Accordingly, effective upon the Must Take Space Commencement Date, the Premises shall be increased to include the Must Take Space. Landlord and Tenant hereby agree that such addition of the Must Take Space to the Premises shall, effective as of the Must Take Space Commencement Date, increase the number of rentable square feet leased by Tenant in the Building to a total of approximately 101,502 rentable (92,759 usable) square feet.

1.5.2 Term and Monthly Base Rent for the Must Take Space. The Lease Term for Tenant’s lease of the Must Take Space (“Must Take Space Term”) shall commence on the Must Take Space Commencement Date and shall expire co-terminously with Tenant’s lease of the Majority Space on the Lease Expiration Date for such space as the same may be extended pursuant to Section 2.2. During the Must Take Space Term, Tenant shall pay in accordance with the provisions of this Section 1.5.2, Base Rent for the Must Take Space as follows:

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Period	Monthly Base Rent	Monthly Base Rent Per Rentable Square Foot
Must Take Space	$27,431.85	$2.15
Commencement Date – Lease
Year 3 4/1/99
Lease Year 4 – Lease Year 6	$28,707.75	$2.25

1.6 Right of First Offer. Landlord hereby grants to Tenant a right of first offer with respect to that certain space consisting of all space on the twentieth (20th) and twenty-third (23rd) floors of the Building which are not leased to other tenants as of the date of this Lease (“First Offer Space”). If Tenant does not lease any increment of First Offer Space after being offered such space in accordance with the terms of this Section 1.6, Tenant shall have no further right to lease such increment of First Offer Space. Notwithstanding the foregoing, such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to the tenants of the Building as of the date of this Lease (collectively, the “Superior Rights”), which Superior Rights are set forth on Exhibit H attached to this Lease. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.6.

1.6.1 Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) the first time after the date of this Lease that Landlord receives a proposal or request for proposal for all or any portion of the First Offer Space which Landlord would seriously consider. The First Offer Notice shall describe the space which is the subject of the First Offer Notice and shall set forth the size and location of such space, the economic terms and conditions which Landlord would accept for Tenant’s lease of such space (collectively, the “Economic Terms”), including, without limitation, the Base Rent, any contribution by Landlord to Direct Expenses, any concessions and any contribution by Landlord to the improvement of the First Offer Space. Such Economic Terms shall constitute Landlord’s good faith determination of the then prevailing fair market economic terms for such space.

1.6.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within ten (10) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice. If concurrently with Tenant’s exercise of the first offer right, Tenant notifies Landlord that it does not accept the Economic Terms set forth in the First Offer Notice, Landlord and Tenant shall, for a period of fifteen (15) business days after Tenant’s exercise, negotiate in good faith to reach agreement as to such Economic Terms. If Tenant does not so notify Landlord that it does not accept the Economic Terms set forth in the First Offer Notice concurrently with Tenant’s exercise of the first offer right, the Economic Terms shall be as set forth in the First Offer Notice. In addition, if Tenant does not exercise its right of first offer within the ten (10) business day period, or, if Tenant exercises its first offer right but timely objects to Landlord’s determination of the Economic Terms and if Landlord and Tenant are unable to reach agreement on such Economic Terms within said fifteen (15) business day period, then

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Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s right of first offer shall terminate as to the First Offer Space described in the First Office Notice; provided that, If Landlord desires to lease the same First Offer Space to any third party but increase or decrease the size of such First Offer Space by more than twenty percent (20%), Landlord shall be required to give Tenant another First Offer Notice with respect to such increased or decreased First Offer Space and Tenant’s rights in connection therewith shall renew under this Section 1.6, except that the ten (10) and fifteen (15) business day periods set forth above shall be reduced to five (5) and ten (10) business days, respectively. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

1.6.3 Lease of First Offer Space. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the Economic Terms and conditions as provided in this Section 1.6. Tenant shall commence payment of Rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date (“First Offer Commencement Date”) which is the earlier of (i) the expiration of a reasonable build-out period determined as a component of the Economic Terms, and (ii) the date that Tenant, or any person occupying any of the First Offer Space with Tenant’s permission, commences business operations from the First Offer Space, subject to any appropriate modification with respect to such commencement of Rent as determined as part of the Economic Terms. The Lease Term for the First Offer Space shall expire on the Lease Expiration Date, subject to extension as provided in Section 2.2 of this Lease, co-terminously with Tenant’s lease of the Majority Space.

1.6.4 Termination of Right of First Offer. The rights set forth in this Section 1.6, and Landlord’s obligations with respect thereto, shall be exercisable only by the originally-named Tenant (“Original Tenant”) and any Affiliated Assignee (as defined in Section 11.7) (and shall not inure to the benefit of any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease, other than an Affiliated Assignee). Tenant’s right of first offer hereunder shall not be effective in any period during which more than ten percent (10%) of the rentable area of the Premises is subject to a sublease, other than to an Affiliated Assignee. Tenant shall not have the right to lease the First Offer Space if, as of the date of the attempted exercise of any right of first offer by Tenant, or, at Landlords option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease after notice and lapse of any applicable cure periods.

ARTICLE 2

LEASE TERM

2.1 Initial Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 5.1

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of the Summary, shall commence on the dates set forth in Section 5.2 of the Summary, and shall terminate on the date set forth in Section 5.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on January 1, 1999 and that the last Lease Year shall end on the Lease Expiration Date for the applicable portion of the Premises. At any time during the Lease Term, Landlord may deliver to Tenant a factually correct notice in the form as set forth in Exhibit D, attached hereto, which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof.

2.2 Option Terms. Landlord hereby grants to the Tenant two (2) options to extend the Lease Term for a period of five (5) years each (each, an “Option Term”), which options shall be exercisable only by written notice delivered by Tenant to Landlord as provided in Section 2.2.2 below, provided that, as of the date of delivery of such notice and, at Landlord’s option, as of the last day of the initial Lease Term, Tenant is not in default under this Lease after notice and expiration of applicable cure periods. The right contained in this Section 2.2 shall be personal to the Original Tenant and any Affiliated Assignee, and may only be exercised by the Original Tenant or any Affiliated Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease). Exercise of the right under this Section 2.2 shall not be effective if, as of the date of the Option Notice, more than ten percent (10%) of the rentable area of the Premises is subject to a sublease other than to an Affiliated Assignee, In no event shall Tenant be entitled to exercise the second (2nd) option to extend unless Tenant has previously exercised the first (1st) option to extend.

2.2.1 Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the then prevailing fair market rent for the Premises as of the commencement date of the Option Term. The then prevailing fair market rent shall be the rental rate, including all escalations, at which new, non-equity, non-renewal, creditworthy tenants, as of the commencement of the Option Term, are entering into leases for non-sublease, non-encumbered space comparable in size, location and quality to the Premises for a term of approximately the Option Term, which comparable space is located in comparable buildings (“Comparable Transactions”) in Warner Center. In any determination of Comparable Transactions, appropriate consideration should be given to annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to useable square feet, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), abatement provisions reflecting free rent, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, taking into account the value of the existing improvements in the Premises as compared to the value of the then existing improvements for the Comparable Transactions, and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions. The parties agree that if Landlord is obligated to pay a brokerage commission in connection with Tenant’s extension, Comparable Transactions shall only include transactions in which a broker is

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also paid a commission; conversely, if Landlord is not obligated to pay a commission in connection with Tenant’s extension, then Comparable Transactions shall only include those transactions where no brokerage commission is paid.

2.2.2 Exercise of Options. If Tenant wishes to exercise a renewal option hereunder, Tenant shall, on or before the date occurring nine (9) months prior to the expiration of the initial Lease Term for the Majority Space (or nine (9) months prior to the expiration of the first Option Term for the Majority Space, if applicable), exercise the option by delivering notice to Landlord of such exercise by Tenant (the “Option Notice”). Landlord and Tenant acknowledge that if Tenant delivers an Option Notice, the Lease Term shall be extended for the Option Term for all space then leased by Tenant in the Building including, without limitation, the Majority Space, the 22nd Floor Space and any First Offer Space then leased by Tenant, that the procedure for determination of the Option Rent as provided in this Section 2.2 below shall apply in order to determine the Option Rent for the entire Premises (including the 22nd Floor Space), but that the Option Terms shall commence and shall expire on slightly different dates for the 22nd Floor Space as compared to the remainder of the Premises due to the separate Lease Expiration Dates specified in Section 5.3 of the Summary. Failure of Tenant to deliver the Option Notice to Landlord on or before such date shall be deemed to constitute Tenant’s failure to exercise its option to extend. If Tenant timely and properly exercises its option to extend, the initial Lease Term or first Option Term, as applicable, shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the Rent shall be the Option Rent determined as follows. Tenant shall be entitled to request that Landlord notify Tenant of Landlord’s estimate of the Option Rent prior to Tenant’s delivery of the Option Notice. Within thirty (30) days after such request by Tenant (but not earlier than fifteen (15) months prior to the expiration of the initial Lease Term or first Option Term, as applicable), Landlord shall notify Tenant of Landlord’s estimate of the Option Rent for the applicable Option Term (the “Information Estimate”); provided that neither Tenant’s request for the Information Estimate nor Landlord’s notice thereof shall create any liability for either party. Landlord shall determine the Option Rent for the Option Term by using its good faith judgment. Whether or not Landlord has previously delivered the Information Estimate, Landlord shall provide written notice (“Option Rent Notice”) of Landlord’s determination of the Option Rent within thirty (30) days after Tenant provides the Option Notice to Landlord; provided, however, that Landlord shall not be obligated to provide the Option Rent Notice for an Option Term prior to the date which is fifteen (15) months before the commencement of such Option Term. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s Option Rent Notice within which to accept such rental or to reasonably object thereto in writing. Tenant’s failure to object by written notice to Landlord within said thirty (30) day period shall be deemed to constitute Tenant’s acceptance of the Option Rent specified by Landlord in the Option Rent Notice. In the event Tenant timely objects in writing, Landlord and Tenant shall attempt to agree upon such Option Rent using their best good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s Review Period (“Outside Agreement Date”), then the Option Rent shall be determined by arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7 below.

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2.2.3 Determination of Option Rent. If Landlord and Tenant fail to reach agreement on the Option Rent by the Outside Agreement Date, then each party shall make a separate determination of the Option Rent within five (5) business days after the Outside Agreement Date, concurrently exchange such determinations and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7 below.

2.2.3.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial high-rise properties in the Woodland Hills, California area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, as determined by the arbitrators, taking into account the requirements of Section 2.2.1 of this Lease (i.e., the arbitrators may only select Landlord’s or Tenant’s determination and shall not be entitled to make a compromise determination). Each such arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Agreement Date.

2.2.3.2 The two (2) arbitrators so appointed shall within five (5) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

2.2.3.3 The three (3) arbitrators shall within five (5) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent and shall notify Landlord and Tenant thereof.

2.2.3.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

2.2.3.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

2.2.3.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the Option Rent be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.2.3.

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2.2.3.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 3

RENT

3.1 Base Rent. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing (provided any such notice changing the place for payment is given to Tenant no later than fifteen (15) days prior to the next date that Base Rent is due), in a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 6 of the Summary, payable in equal monthly installments as set forth in Section 6 of the Summary in advance on or before the first day of each and every month during the Lease Term, commencing with respect to each floor of the Premises on the Lease Commencement Date therefor as set forth in Section 5.2 of the Summary, without any setoff or deduction whatsoever (except as otherwise expressly set forth in this Lease). Notwithstanding the foregoing, Base Rent shall be increased by the amount of Base Rent for the Must Take Space effective as of the Must Take Space Commencement Date as set forth in Section 1.5 of this Lease. The Base Rent for the first full month of the Lease Term which occurs in calendar year 1999 for both the initial Premises and the Must Take Space (i.e., a total of $218,229.30) shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date for the 22nd Floor Space) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require prorated on a time basis shall be prorated on the same basis.

3.2 Additional Rent. In addition to paying the Base Rent specified in Section 3.1 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Building Direct Expenses,” as those terms are defined in Sections 3.3.10 and 3.3.2 of this Lease, respectively, to the extent such Building Direct Expenses are in excess of Building Direct Expenses for the “Base Year,” as that term is defined in Section 3.3.1 of this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 3 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 3 and Landlord’s obligation to reimburse Tenant for overpayments, if any, of Additional Rent shall survive the expiration of the Lease Term.

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3.3 Definitions of Key Terms Relating to Additional Rent. As used in this Article 3, the following terms shall have the meanings hereinafter set forth:

3.3.1 “Base Year” shall be as set forth in Section 7.1 of the Summary.

3.3.2 “Building Direct Expenses” shall mean “Building Operating Expenses” and “Building Tax Expenses”, as those terms are defined in Sections 3.3.3 and 3.3.4, below, respectively.

3.3.3 “Building Operating Expenses” shall mean the portion of “Operating Expenses,” as that term is defined in Section 3.3.7 below, allocated to the tenants of the Building pursuant to the terms of Section 3.4.1 below.

3.3.4 “Building Tax Expenses” shall mean that portion of “Tax Expenses”, as that term is defined in Section 3.3.9 below, allocated to the tenants of the Building pursuant to the terms of Section 3.4.1 below.

3.3.5 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Building Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

3.3.6 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses”.

3.3.7 “Operating Expenses” shall mean all reasonable and actually incurred expenses, costs and amounts of every kind and nature which Landlord pays during any Expense Year because of or in connection with the ownership, management, maintenance, repair, or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, complying with conservation measures in connection with, and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or a municipal, private or public shuttle service or parking program; (iii) the cost of all insurance carried by Landlord in connection with the Project, or any portion thereof; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants engaged by Landlord or reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Project, or any portion

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thereof including the fair market rental value of any office space utilized for such purpose (where the size of such office space is competitive with the size of management office space included in Operating Expenses in other comparable projects of comparable size in the Los Angeles, California area) and in lieu of any other management fee, a management fee in the amount of fifteen percent (15%) of all other Direct Expenses; (vii) payments under any equipment rental agreements; (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Project, or any portion thereof, including employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Project, or any portion thereof; provided further that no portion of any employee’s wages, benefits, or taxes allocable to time spent on the development, marketing, financing, re-financing, sale, or leasing of the Project shall be included in Operating Expenses; (ix) payments, fees or charges under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project, or any portion thereof; (x) operation, repair and maintenance of all “Systems and Equipment,” as that term is defined in Section 3.3.8 of this Lease, and components thereof; (xi) the cost of janitorial services, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways and repair to roofs; (xii) amortization (including interest on the unamortized cost at Landlord’s actual cost of funds) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof to the extent of cost savings reasonably anticipated by Landlord, or (B) that are required under any governmental law or regulation that was not enacted prior to the date this Lease was fully executed and delivered or that was not applicable to the Project on the date this Lease was fully executed and delivered; provided, however, that any capital expenditure shall be amortized over its useful life as reasonably determined, and the unamortized cost of the same shall bear interest at Landlord’s actual cost of funds; and (xiv) costs, fees, charges or assessments imposed by any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 3.3.9, below. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its.own expense furnished such work or service to such tenant. If the Building is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount

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of Operating Expenses for such year. Landlord (x) shall not collect or be entitled to collect from Tenant an amount in excess of Tenant’s Share of one hundred percent (100%) of the Operating Expenses; and (y) shall reduce the amount of the Operating Expenses by any refund or discount received by Landlord. Any expense or category of expense excluded from Operating Expenses in the Base Year pursuant to the provisions of this Section 3.3.7 below shall also be excluded from Operating Expenses in any subsequent Expense Year. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, except as otherwise set forth in this Section 3.3, include:

(A) bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which are expressly included in the definition of Operating Expenses above) or amortization or rent, attorneys’ fees or other transaction costs on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Building or the Project (including the land on which the Building is situated);

(B) marketing costs, including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, including attorneys’ fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building;

(C) real estate brokers’ leasing commissions;

(D) costs, including permit, license, construction and inspection costs, incurred with respect to the installation of other tenants’ or occupants’ improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants, prospective tenants or other occupants in the Building;

(E) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(F) costs of any items (including, but not limited to, costs incurred by Landlord for the repair of damage to the Building) to the extent Landlord receives reimbursement from insurance proceeds or from a third party;

(G) costs of capital improvements, capital replacements, capital repairs, capital restorations and capital additions (with the determination of whether an item is a capital item to be made under generally accepted accounting principles) except those set forth in Sections 3.3.7(xii) and (xiii) above;

(H) rentals and other related expenses for leasing an HVAC system, elevators, or other items (except when needed in connection with normal repairs and

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maintenance of the Building) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Expenses pursuant to this Lease;

(I) depreciation, amortization and interest payments, except as specifically included in Operating Expenses pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(J) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building without charge;

(K) costs, including attorneys’ fees and costs, incurred by Landlord relating to disputes with ground lessors, lenders, brokers, tenants or prospective tenants;

(L) Landlord’s general corporate overhead, general and administrative expenses and costs of operation of the business of Landlord as contrasted with operation of the Project, including within this exclusion, costs related to the sale, financing or refinancing of the Project or any part thereof or interest therein;

(M) advertising and promotional expenditures;

(N) electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to “gross up” as if the space was vacant);

(O) interest and tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments or file returns when due;

(P) costs arising from Landlord’s charitable or political contributions;

(Q) costs arising from defects in the Base, Shell and Core of the Building or improvements installed by Landlord;

(R) the cost of any utilities or services supplied to retail space to the extent such cost exceeds the amount Landlord reasonably determines would have been incurred had such space been used for general office purposes;

(S) costs for acquisition of sculpture, paintings or other objects of art;

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(T) the wages and other personnel costs of any employee above the level of Project general manager (provided that the Project’s engineers shall be considered to be below the level of the Project general manager);

(U) the cost of providing any service directly to and paid directly by any tenant (but Landlord shall have the right to “gross up” Operating Expenses with respect to such item, if such item is otherwise includable in Operating Expenses, as if the space occupied by such tenant was vacant);

(V) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the amount so paid exceeds the competitive cost (but not necessarily the lowest cost) for such goods and/or services;

(W) to the extent not in excess of the gross parking revenues, the cost of payroll for clerks and attendants, bookkeeping, garage keepers liability insurance, parking management fees, tickets and uniforms directly incurred in operating the parking facilities.

(X) cost incurred in connection with upgrading the Building or Project to comply with disability, life, fire and safety codes, ordinances, statutes or other laws in effect with respect to the Project prior to the date of this Lease; and

(Y) notwithstanding any contrary provision of this Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of any Hazardous Materials (including cost of clean-up, remediation, monitoring, management and administration thereof and defense of claims related to the presence of such Hazardous Material) in or about the Premises, Building or Project that were discharged into the Project at any time as a result of the action of Landlord or its employees, agents or contractors (i) in violation of Laws or (ii) which were present in or on the Project and known to be Hazardous Material as of the date hereof; provided, however, unless caused by the negligence or willful misconduct of Landlord, its agents or employees, Operating Expenses shall include costs incurred in connection with the cleanup, remediation, monitoring, management and administration of (and defense of claims related to) the presence of Hazardous Materials used by Landlord in connection with the operation, repair and maintenance of the Project to perform Landlord’s obligations under this Lease (such as, without limitation, fuel oil for generators, cleaning solvents, and lubricants) and which are customarily found or used in first-class office buildings.

3.3.7.1 Landlord agrees that except for the management fee and management office rental described above, Landlord shall make no profit from Landlord’s collection of Operating Expenses. All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included as Operating Expenses except in the year in which the assessment or premium installment is actually paid; provided, however, that if the prevailing practice in comparable

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buildings is to pay such assessments or premiums on an earlier basis, and Landlord pays on such basis, such assessments or premiums shall be included in Operating Expenses as paid by Landlord, and Landlord may, in such event, include any accrued interest (resulting from such assessments or premiums) in its computation of Operating Expenses. Each time Landlord provides Tenant with an actual and/or estimated statement of Operating Expenses, such statement shall be in a format containing at least the level of detail as such statements normally provided by Landlord as of the date hereof.

3.3.7.2 Landlord may not include in Operating Expenses or Tax Expenses attributable to a Lease Year any cost or tax which was incurred by Landlord and paid by Landlord more than three (3) years prior to the date Landlord seeks to include such item as Operating Expenses and/or Tax Expenses unless such circumstance results from governmental action or inaction (e.g., an error in the computation of Tax Expenses by the assessor).

Notwithstanding anything to the contrary set forth in this Article 3, when calculating Direct Expenses for the Base Year, Operating Expenses shall exclude (i) market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, (ii) utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, and (iii) amortization and other costs of capital improvement, restoration, and replacement relating to any portion of the Project (including the amortization expenses of any such costs incurred in prior years).

3.3.8 “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, conduit, pipe, bus duct, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Project in whole or in part.

3.3.9 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. Real Property taxes shall be calculated as if the Project and parking facility were fully completed and fully assessed.

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3.3.9.1 Tax Expenses shall include, without limitation:

(i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof;

(ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for the purposes of this Lease;

(iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

(iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

3.3.9.2 With respect to any assessment that may be levied against, upon, or in connection with the Project, or any portion thereof, and may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of Tax Expenses with respect to any tax fiscal year only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment for such tax fiscal year.

3.3.9.3 If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed upon the owner or owners of the Project, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Project, or any portion thereof, shall be included within the term “Tax Expenses” except that the same shall not include any enhancement of said tax attributable to other income.

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3.3.9.4 In no event shall Tax Expenses for any Expense Year be less than Tax Expenses for the Base Year.

3.3.9.5 If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay within ten (10) business days (or thirty (30) days if the amount due from Tenant is in excess of $50,000) of receipt of notice, Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease.

3.3.9.6 Any expenses incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be credited against Tax Expenses regardless of when received, based on the year to which the refund is applicable. If Landlord receives a Proposition 8 reduction in Tax Expenses attributable to any period of time during which this Lease is in effect, then regardless of whether this Lease has terminated, and regardless of when Landlord receives such deduction (by direct payment or credit), to the extent Tenant is entitled to a refund of Direct Expenses previously paid by Tenant for such period (based upon a recalculation of Direct Expenses for such time period reflecting such reduced Tax Expense amount), Landlord shall remit the amount of such deduction attributable to the appropriate square footage in the Premises to Tenant within thirty (30) days after receipt of such refund by Landlord or if this Lease is still in effect, credit such amount against the next Rent falling due under this Lease after Landlord’s receipt of such refund. Landlord shall use commercially reasonable efforts to obtain a Proposition 8 refund (or any other credit or refund under a similar or replacement law) whenever Landlord makes a good faith determination that such a refund or credit is appropriately due to Landlord.

3.3.9.7 Notwithstanding anything to the contrary contained in this Section 3.3.9 (except as set forth in Sections 3.3.9.1 and 3.3.9.3, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Article 9 of this Lease.

3.3.9.8 Notwithstanding anything to the contrary set forth in this Article 3, when calculating Direct Expenses for the Base Year, such Direct Expenses shall not include any increase in Tax Expenses attributable to special assessments, charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including, but not limited to, the institution of a split tax roll.

3.3.10 “Tenant’s Share” shall mean the percentage calculated by dividing the number of rentable square feet of the Premises by the total number of rentable square feet in the Building. In the event either the rentable square feet of the Premises and/or the total rentable square feet of the Building is changed, Tenant’s Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant’s Share for such Expense Year shall be

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determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

3.3.11 Landlord shall, at Landlord’s option, have the right to segregate Direct Expenses into two (2) separate categories, one (1) such category to be applicable only to Direct Expenses incurred for the Building and the other category applicable to Direct Expenses incurred for the Project Common Areas. If Landlord so segregates Direct Expenses into two (2) categories, two (2) Tenant’s Shares shall apply, one (1) such Tenant’s Share shall be calculated by dividing the number of rentable square feet of the Premises by the total number of rentable square feet in the Building (“Tenant’s Building Share”), subject to adjustment as provided in Section 3.3.10 above, and the other Tenant’s Share to be calculated by dividing the number of rentable square feet of the Premises by the total number of rentable square feet (subject to adjustment as provided in Section 1.2) of all buildings in the Project (“Tenant’s Common Area Share”). Consequently, if Landlord elects to so segregate Direct Expenses into two (2) categories, any reference in this Lease to “Tenant’s Share of Building Direct Expenses” shall mean and refer to both Tenant’s Building Share of Direct Expenses and Tenant’s Common Area Share of Direct Expenses. No Operating Expenses or Taxes may be charged in a duplicative manner or as both Tenant’s Building Share of Direct Expenses and Tenant’s Common Area Share of Direct Expenses and this Section 3.3.11 shall be administered in accordance with generally accepted accounting and management practices, consistently applied.

3.4 Allocation of Direct Expenses.

3.4.1 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 3.3 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis in accordance with generally accepted accounting and management practices, consistently applied, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole in accordance with generally accepted accounting and management practices, consistently applied.

3.4.2 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in accordance with generally accepted accounting and management practices, consistently applied. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner in accordance with generally accepted accounting and management practices, consistently applied.

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3.5 Calculation and Payment of Additional Rent. For every Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, in the manner set forth in Section 3.5.1, below, and as Additional Rent, an amount equal to Tenant’s Share of Building Direct Expenses for such Expense Year in excess of the Building Direct Expenses for the Base Year.

3.5.1 Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year (but in any event on or before the first day of July), a statement (the “Statement”) which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of such Building Direct Expenses in excess of the Building Direct Expenses for the Base Year. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, upon the later of the next installment of Base Rent due or within thirty (30) days after receipt of the Statement, the full amount of Tenant’s Share of Building Direct Expenses for such Expense Year in excess of the Building Direct Expenses for the Base Year, less the amounts, if any, paid during such Expense Year as “Estimated Additional Rent,” as that term is defined in Section 3.5.2, below. If the Statement shows that Tenant has paid Estimated Additional Rent in excess of Tenant’s Building Share of Direct Expenses for such Expense Year, Landlord shall pay such excess to Tenant together with the applicable Statement, even if the Lease has terminated or expired. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 3. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord within thirty (30) days after receipt of a Statement setting forth an amount owing to Landlord calculated pursuant to the provisions of Section 3.5 any unpaid amounts described herein, less any amounts owed from Landlord to Tenant. The provisions of this Section 3.5.1 shall survive the expiration or earlier termination of the Lease Term.

3.5.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated amount of Tenant’s Share of Building Direct Expenses for the then-current Expense Year in excess of the Building Direct Expenses for the Base Year (the “Estimated Additional Rent”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Additional Rent under this Article 3; however, Landlord shall endeavor to deliver the Estimate Statement as soon as practicable after Landlord has prepared the Statement for the preceding calendar year. In addition, Tenant may request by written notice to Landlord, no more than one (1) time per year, that Landlord provided Tenant with Landlord’s good faith projection of Building Direct Expenses for the upcoming or then-current Expense Year and Landlord shall respond to such request within fifteen (15) business days based upon information then available to Landlord; however, Tenant acknowledges that Landlord shall not be bound by any such good-faith projection and shall have no liability to Tenant for any

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inaccuracy of such projections. Tenant shall pay, upon the later to occur of (i) the date upon which its next installment of Base Rent is due, and (ii) the date which is ten (10) days after Tenant’s receipt of the Estimate Statement, a fraction of the Estimated Additional Rent for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 3.5.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time). Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Additional Rent set forth in the previous Estimate Statement delivered by Landlord to Tenant.

3.6 Landlord’s Books and Records. Within two (2) years after receipt of a Statement by Tenant (“Review Period”), if Tenant disputes the amount of Additional Rent set forth in the Statement, Tenant or an independent certified public accountant (which accountant is a member of a regionally recognized accounting firm) designated by Tenant, may after reasonable notice to Landlord and during normal business hours, not more than once in any calendar year, inspect and photocopy Landlord’s records at Landlord’s offices, provided that Tenant is not then in default after expiration of any applicable cure period under Section 12.1.1 of this Lease, provided, further, that Tenant and such accountant shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord’s records in strict confidence except as necessary in the enforcement of this Lease. If after such inspection, Tenant still disputes such Additional Rent, a certification as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant mutually selected by Landlord and Tenant. If Landlord and Tenant are unable to agree upon an independent certified public accountant, each party may apply to the presiding judge of the Los Angeles Superior Court to appoint same from a regionally recognized accounting firm. Landlord shall cooperate in good faith with Tenant and the designated accountant to show Tenant and the designated accountant the information upon which the certification is based; provided that if such certification by the designated accountant proves that the Direct Expenses set forth in the Statement were overstated by more than four percent (4%), then the cost of the designated accountant and the cost of such certification shall be paid for by Landlord. Promptly following the parties’ receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification, together with interest at the “Interest Rate”, as that term is defined in Section 19.28 of this Lease, from the date due until paid, in the case of payments by Tenant to Landlord, or from the date paid until reimbursed, in the case of reimbursements by Landlord to Tenant. Landlord shall be required to maintain records of all Direct Expenses set forth in each Statement delivered to Tenant for the entirety of the three (3) year period following Landlord’s delivery of the applicable Statement. The payment by Tenant of any amounts pursuant to this Article 3 shall not preclude Tenant from questioning the correctness of any Statement delivered by Landlord, provided that the failure of Tenant to object thereto prior to the expiration of the Review Period shall be conclusively deemed Tenant’s approval of the applicable Statement.

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ARTICLE 4

[INTENTIONALLY OMITTED]

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for general office purposes consistent with the character of the Project as a first-class office building project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which Landlord may withhold in its sole discretion; provided that consent to such other purpose or purposes shall not be unreasonably withheld if Landlord then permits a comparable use by another tenant of the Project in a comparable space and area in the Project.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises, the Common Areas (including, without limitation, the Project’s parking facility) or any part thereof for any use or purpose contrary to the provisions of Exhibit E attached hereto (“Rules and Regulations”), or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to “Hazardous Material”, as that term is defined in Section 19.29 below. Landlord shall enforce the Rules and Regulations in a reasonable and non-discriminatory manner. To the extent that these Rules and Regulations attached as Exhibit E are contrary to, or inconsistent with, the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not enforce, modify or amend the Rules and Regulations in an unreasonable manner or in a manner which would unreasonably interfere with normal and customary office business operations permitted under Section 5.1. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project; provided that Landlord warrants that such documents do not prohibit use of the Premises permitted hereunder and do not materially and adversely affect the rights and obligations of Tenant hereunder including, without limitation, obligations for Direct Expenses in accordance with Article 3.

5.3 Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Project.

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ARTICLE 6

REPAIRS, ADDITIONS AND ALTERATIONS

6.1 Repairs.

6.1.1 Repair Obligations. Landlord shall, as part of Operating Expenses to the extent permitted under Article 3 of this Lease, operate, improve, manage and maintain the Building and Project in accordance with all governmental laws, rules and regulations in a manner consistent with “Comparable Buildings,” defined as first class office buildings in the Woodland Hills/ West San Fernando Valley area comparable in age, location, amenities and quality of construction. Landlord shall keep and maintain the Building and Project (excluding the Tenant Improvements and Alterations), including the Building’s exterior walls, windows, roof and foundation, the Base, Shell and Core, and the Systems and Equipment located in the Building, in proper working order, condition and repair (collectively, the “Landlord Repair Items”). Landlord shall keep and maintain the Landlord Repair Items in compliance with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including any standard or regulation now or hereafter imposed on Landlord by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational health or safety standards for employers, employees, landlords or tenants, that relates to Tenant’s use or occupancy of the Premises or the operation of the Premises (collectively, “Legal Requirements”); provided, however, that Tenant hereby covenants and agrees that if such compliance is required as a result of Tenant’s non-general office use of the Premises, or Tenant’s particular use or occupancy (as opposed to use or occupancy by office tenants in general), Tenant shall be responsible for the cost of causing, and Tenant shall cause, the Tenant Improvements, the Alterations, the Base, Shell and Core (but then only to the extent that the cost of such compliance is not included in Operating Expenses), to comply with the Legal Requirements. Except as set forth above as Landlord’s obligations, and in addition to the obligations of Tenant set forth above, Tenant shall, at Tenant’s own expense, keep the Tenant Improvements and Alterations, and fixtures and furnishings in the Premises in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Tenant Improvements and Alterations and replace or repair all damaged, broken, or worn fixtures and appurtenances in the Premises; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements to the Tenant Improvements and Alterations, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or

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quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

6.1.2 Tenant Maintenance and Repair.

6.1.2.1 If Tenant provides notice (the “Repair Notice”) of an event or circumstance which pursuant to the terms of this Lease requires Landlord to fulfill an obligation, including, without limitation, to provide services or utilities, or repair, alter, improve and/or maintain the Premises or to comply with law (a “Required Action”) to Landlord and any mortgage lender of Landlord which has previously been identified in a notice delivered to Tenant, and Landlord fails to provide the Required Action within the time period required by this Lease, or a reasonable period of time, if no specific time period is specified in this Lease, after the receipt of the Repair Notice (the “Notice Date”), or, in any event, does not commence the Required Action within thirty (30) days after the Notice Date and complete the Required Action within thirty (30) days after commencement of the Required Action, then Tenant may proceed to take the Required Action, pursuant to the terms of this Lease, and shall deliver a second notice to Landlord and such mortgage lender specifying that Tenant is taking the Required Action (the “Second Notice”); provided that if the nature of the Required Action is such that the same cannot reasonably be completed within a thirty (30)-day period, then Tenant shall not have the right to proceed to take the Required Action if Landlord diligently commences the Required Action within such period and thereafter diligently proceeds to complete the Required Action.

6.1.2.2 Notwithstanding the foregoing, if there exists an emergency such that the Premises or a portion thereof are rendered untenantable and Tenant’s personnel are forced to vacate the Premises or such portion thereof and if Tenant gives the notice (the “Emergency Notice”) of Tenant’s intention to take action with respect thereto (the “Necessary Action”) and the Necessary Action is also a Required Action, Tenant may take the Necessary Action if Landlord does not commence the Necessary Action within one (1) business day after the Emergency Notice (the “Emergency Cure Period”) and thereafter use its commercially reasonable, good faith efforts and due diligence to complete the Necessary Action as soon as possible.

6.1.2.3 If any Necessary Action will affect the Systems and Equipment, the structural integrity of the Building, or the exterior appearance of the Building, (i) Tenant shall use only those contractors used by Landlord in the Building, or (ii) if such contractors are unavailable or unwilling to perform, Tenant shall use only those contractors used by landlords of Comparable Buildings for work on such items.

6.1.2.4 If any Required Action or Necessary Action is taken by Tenant pursuant to the terms of this Section 6.1, then Landlord shall reimburse Tenant for its reasonable and documented costs and expenses in taking the Required Action or Necessary Action within thirty (30) days after receipt by Landlord of an invoice from Tenant which sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking the Required Action or Necessary Action on behalf of Landlord (the “Repair Invoice”). In the event Landlord does

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not reimburse Tenant for the Repair Invoice within thirty (30) days of receipt, then Tenant may deduct from the next Rent payable by Tenant under this Lease, the amount set forth in the Repair Invoice plus interest at the Interest Rate (the “Offset Right”). Notwithstanding the foregoing, if Landlord delivers to Tenant within thirty (30) days after receipt of the Repair Invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reason for its claim that the Required Action or Necessary Action did not have to be taken by Landlord pursuant to the terms of this Lease or that Tenant breached the terms of this Section 6.1, or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to deduct such amount from Rent, but Tenant shall retain any right it may have at law or in equity in connection with such dispute. However, Landlord shall not be entitled to claim that the charges for contractors which Tenant is required to use by Landlord under Section 6.1.2.3(i) above are excessive (but Landlord may claim that the Required Action or Necessary Action did not have to be taken).

6.2 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord and shall be approved or denied by notice delivered to Tenant within ten (10) business days of Landlord’s receipt of request for consent, provided that, if such notice of consent or denial is not received by Tenant within such ten (10) business day period, then, upon delivery of an additional five (5) business days’ notice to Landlord and Landlord’s failure to respond within such period, such Alterations shall be deemed approved by Landlord. Notwithstanding the foregoing, Tenant may make changes to the Premises, without Landlord’s consent, provided that such changes do not require any structural modifications to the Premises, do not require any changes to, or adversely affect, the Systems and Equipment, and do not affect the exterior appearance of the Building. Tenant shall give Landlord at least fifteen (15) days prior notice of such changes, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria contained in this Section 6.2. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 6.

6.3 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement made at the time such consent is granted, which shall apply only to improvements which landlords of comparable office buildings generally do not permit tenants to leave in their premises upon the expiration or earlier termination of their lease, that Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord. In any event, a contractor of Landlord’s selection shall perform all work that may affect the Systems and Equipment, structural aspects of the Building or exterior appearance of the Building; provided that Landlord shall cause the contractor to charge Tenant for such work an amount equal to the costs that competitive first-class, reputable and reliable contractors would have charged Tenant (but not necessarily the lowest available), and such work shall be performed at Tenant’s cost. Tenant shall construct such

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Alterations and perform such repairs in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, all in conformance with Landlord’s reasonable construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working in the Project. In addition to Tenant’s obligations under Section 19.18 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible, full-sized copy of the “as built” drawings (1/8 inch = 1 foot scale) of the Alterations.

6.4 Payment for Improvements. In the event Tenant orders any Alterations or repair work directly from Landlord, the charges for such work shall be deemed Additional Rent under this Lease, due and payable within thirty (30) days after Tenant’s receipt of billing therefor, either periodically during construction or upon substantial completion of such work, at Landlord’s option. If payment is made directly to contractors, Tenant shall comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to such contractors. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount sufficient to reimburse Landlord for all reasonable overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If, however, Tenant retains the contractor(s) directly, Tenant shall pay Landlord a construction coordination fee in the amount of two percent (2%) of the cost of such work.

6.5 Construction Insurance. In addition to the requirements of Article 7 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 7 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

6.6 Landlord’s Property. All Alterations, improvements, fixtures and/or equipment which may be permanently installed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Any articles of personal property including business and trade fixtures not attached to, or built into, the Premises, machinery and equipment (including, without limitation, video conferencing and boardroom equipment) not permanently affixed to the Premises, free-standing cabinet work, and movable partitions, which were installed by Tenant in the Premises

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shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term as long as Tenant is not in default under this Lease after notice and lapse of any applicable cure period and provided that Tenant repairs to Landlord’s reasonable satisfaction any damage to the Premises, the Building and any other part of the Project caused by such removal. Furthermore, if Landlord, as a condition to Landlord’s consent to any Alteration, requires that Tenant remove any Alteration upon the expiration or early termination of the Lease Term as set forth in Section 6.3 above, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove such Alterations and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, after three (3) days’ notice to Tenant and Tenant’s failure to complete such removal and repair, Landlord may do so and may charge the cost thereof to Tenant.

ARTICLE 7

INSURANCE

7.1 Indemnification and Waiver. The provisions of this Section 7.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

7.1.1 Waiver. To the extent not prohibited by law, and except as provided in this Lease, Landlord, its members, their partners, and all of their respective officers, agents (including, without limitation, Voit Management Co., L.P.), servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for any damage to property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the negligence or willful misconduct of the Landlord Parties, in which case Landlord shall be responsible for such damage to the extent not covered by property insurance required to be carried by Tenant under this Lease or actually carried by Tenant.

7.1.2 Tenant’s Indemnity. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (collectively, “Claims”) incurred in connection with or arising from any cause in, on or about the Premises during the Lease Term, provided that, except as set forth below, the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of the Landlord Parties. Notwithstanding the foregoing, because Tenant must carry insurance pursuant to Section 7.3.2, below, to cover its personal property and all office furniture, trade fixtures, office equipment and merchandise within the Premises and the Tenant Improvements and other improvements, alterations and additions to the Premises (collectively, “Tenant Insured Items”), Tenant hereby agrees to protect, defend, indemnify and hold Landlord harmless from any Claim with respect to any Tenant Insured Items within the Premises, to the extent such Claim is covered or required to covered by Tenant’s insurance, even if resulting from the negligence or willful misconduct of the Landlord Parties

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(except that Landlord shall, in such case, be responsible for deductible amounts, not to exceed standard deductible amounts for such coverage).

7.1.3 Landlord’s Indemnity. Landlord shall indemnify, defend, protect, and hold harmless Tenant its partners, and their respective officers, agents, servants, employees and independent contractors (collectively, “Tenant Parties”) from any Claims incurred in connection with or arising from (i) any cause in the Project but outside of the Premises during the Lease Term (to the extent covered by the general liability insurance required to be carried by Landlord under Section 7.2, below), or (ii) any negligent acts or willful misconduct of any of the Landlord Parties in, on, or about the Project (subject to the terms of the last sentence of Section 7.1.2, above) either prior to, during, or after the expiration of the Lease Term, provided that, except as set forth below, the terms of the foregoing indemnity shall not apply to the extent such Claims arise from the negligence or willful misconduct of the Tenant Parties. Notwithstanding the foregoing, because Landlord is required to maintain pursuant to the terms of Section 7.2, below, insurance on the Project and the Premises and Tenant compensates Landlord for such insurance as part of Direct Expenses, Landlord hereby agrees to protect, defend, indemnify and hold Tenant harmless from any Claims with respect to such property and Landlord’s equipment and property on the Project to the extent such Claim is covered by insurance of the type required to be carried by Landlord under Section 7.2, below, even if resulting from the negligent acts or willful misconduct of the Tenant Parties (except that Tenant shall, in such case, be responsible for deductible amounts, not to exceed standard deductible amounts for such coverage).

7.2 Landlord’s Insurance. Landlord shall insure the Building and the Real Property during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage on the Building. Such coverage shall be in such amounts, from such companies, and on such terms and conditions, as Landlord may from time to time reasonably determine. Landlord shall also carry, or self-insure Commercial General Liability Insurance coverage in commercially reasonable amounts and if Landlord elects to so self-insure such coverage. Tenant shall be treated for all purposes as if Landlord had obtained such insurance from a third party carrier. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or any portion thereof. Tenant shall, at Tenant’s expense, comply with all insurance company requirements of which Tenant has been notified pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

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7.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

7.3.1 Commercial General Liability Insurance on an occurrence basis covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including the following divisions of insurance: Premises and Operations, Independent Contractors and Blanket Contractual Liability. Such insurance shall cover the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 7.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$3,000,000 each occurrence $3,000,000 annual aggregate

Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate

7.3.2 Property Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage. Provided that Tenant has and continues to have a net worth in excess of Fifty Million Dollars ($50,000,000) calculated in accordance with generally accepted accounting principles and as evidenced by audited financial statements, Tenant shall have the right to satisfy the property insurance requirements of Tenant set forth in Section 7.3.2 in the form of a reasonably acceptable “self-insurance” program. Within ten (10) days after request, Tenant shall provide Landlord with reasonable documentation that Tenant satisfies the net worth requirement set forth above. Prior to the institution of any such self-insurance, Tenant shall notify Landlord in writing of its election to so self-insure and shall submit to Landlord reasonably satisfactory evidence of a funded self-insurance program including the name, address and phone number of the claims administrator. Such program must be consistent with reasonably prudent and sound business practices. This Section 7.3.2 shall in no way limit or diminish the rights that Landlord would have had as an additional insured under any insurance policy, or the rights it would have had under any other provision of this Lease to receive from Tenant an amount equal to all or any portion of any insurance policy proceeds that would have been payable to Landlord or Tenant, under any required policy of insurance which was not maintained by Tenant as a result of such self-insurance program. Furthermore, this Section 7.3.2 shall in no way limit or diminish the waiver of subrogation rights and obligations provided in Section 7.5, nor the rights that Landlord’s insurance carriers would have had under “other insurance” or similar clauses in Landlord’s insurance policies if Tenant had not satisfied its insurance requirements with said self-insurance program.

7.3.3 Loss-of-income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the

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Building as a result of such perils; provided, however, that Tenant shall be entitled to self-insure the coverage described in this Section 7.3.3, in which case a waiver of subrogation shall be deemed to apply to such self-insurance.

7.3.4 Automobile Liability Insurance covering any and all owned, hired and non-owned vehicles used by any employees or agents of Tenant for limits not less than One Million Dollars ($1,000,000.00) per occurrence.

7.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. All insurance required of Tenant may be subject to standard deductibles. All insurance shall (i) be issued by an insurance company having a rating of not less than A-VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; and (ii) provide that said insurance shall not be canceled or coverage changed in a manner which may be adverse to Landlord unless ten (10) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord of which Tenant has at least ten (10) days’ prior notice. In addition, the insurance described in Section 7.3.1 shall (a) name Landlord, and any other party related to the Project specified by Landlord, as an additional insured; (b) specifically cover the liability assumed by Tenant under this Lease including, but not limited to, Tenant’s obligations under Section 7.1 of this Lease; and (c) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant. Tenant shall deliver all policies or certificates thereof to Landlord on or before the Lease Commencement Date and proof of continuation of coverage before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, (i) deny Tenant the right to occupy the Premises until such time as Tenant delivers such policies or certificate (which denial shall have no effect upon the Lease Commencement Date), or (ii) upon at least ten (10) days’ prior notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

7.5 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property insurance and the type of insurance described in Section 7.3.3 above waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under such policies. If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Article 7, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

7.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 7, and such other reasonable types of insurance

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coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that required by landlords of Comparable Buildings.

ARTICLE 8

DAMAGE AND DESTRUCTION

8.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Building, Premises or Project shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 8, restore the Building, Premises and Project. Such restoration shall be to substantially the same condition of the Project prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project or any other modifications to the Common Areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Project shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 7.3 of this Lease to the extent necessary to reimburse Landlord for all costs and expenses incurred by Landlord in connection with the repair of any such damage, and Landlord shall repair any injury or damage to the Tenant Improvements and Alterations installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, plus the amount of insurance proceeds received by Landlord from Landlord’s insurance carrier to the extent allocable to damage of the Tenant Improvements and Alterations, the cost of such repair shall be paid by Tenant on a progress-payment basis, but only after exhaustion of Tenant’s and Landlord’s insurance proceeds received by Landlord and allocable to the damage of the Tenant Improvements and Alterations. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating, to the Tenant Improvements, and Tenant and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, however, that if the Premises is damaged such that the remaining portion thereof is not sufficient to allow Tenant to conduct is business operations from such remaining portion and Tenant does not conduct its business operations therefrom, Landlord shall allow Tenant a total abatement of Rent during the time and to the

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extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result of the subject damage.

8.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 8.1 of this Lease, Landlord may elect not to rebuild and/or restore the Building, Premises and Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as the result of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Premises shall be damaged by fire or other casualty or cause, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within eighteen (18) months after the date Landlord learns of the necessity for repairs as the result of such damage (when such repairs are made without the payment of overtime or other premiums) as certified by a contractor mutually acceptable to Landlord and Tenant (the “Certifying Contractor”); or (ii) the amount of the damage not fully covered, including deductible amounts, but excluding any amounts which would have been covered had Landlord carried the insurance required to be carried by Landlord under this Lease, by Landlord’s insurance policies is equal to or greater than Five Million and No/100 Dollars ($5,000,000.00); provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot be completed within eighteen (18) months after the date Landlord learns of the necessity for repairs as a result of such damage, as certified by the Certifying Contractor, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than the later of (A) Landlord’s delivery of notice to Tenant that Landlord is not electing to terminate this Lease or (B) ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant have terminated this Lease, and the repairs are not actually completed within such eighteen (18) month period, as extended by Tenant delays and delays due to Force Majeure events, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be earlier than the end of each such month. Tenant may at any time prior to any Damage Termination Date void any previously delivered Damage Termination Notice. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant

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may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.

8.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 8, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

8.4 Damage Near End of Term. In the event that the Premises, the Building, or the Project is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term (as the same may have been extended), then notwithstanding anything contained in this Article 8, Landlord or Tenant shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within sixty (60) days after the necessity for repairs as the result of such damage or destruction becomes known, in which event this Lease shall cease and terminate as of the date of such notice. Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term. Notwithstanding the foregoing, however, if Landlord’s notice of termination is given more than nine (9) months before the expiration of the Term and Tenant has an unexercised option to renew under Section 2.2, subject to the provisions of Section 8.2, Tenant may override Landlord’s termination notice given under this Section 8.4 by exercising the option to renew by written notice within ten (10) business days of Tenant’s receipt of Landlord’s notice of termination, in which case this Lease will remain in full force and effect and Landlord will repair/restore the Damage as provided above.

8.5 Insurance Proceeds Upon Termination. In any case where this Lease shall be terminated by Landlord or Tenant pursuant to the provisions of this Lease, Tenant shall be entitled to retain or Landlord shall assign to Tenant the proceeds of the insurance carried by Tenant or Landlord covering the Tenant Improvements and Alterations payable by reason of such damage event, to the extent such proceeds are attributable to the then unamortized amount paid by Tenant for such Tenant Improvements and Alterations in excess of the Tenant Improvement Allowance. Such amortization shall be computed on a straight line basis over a ten (10) year term commencing on the 24th Floor Space Lease Commencement Date unless the damage occurs after the date occurring nine (9) months prior to the expiration of the initial Lease Term for the Majority Space, where Tenant has not exercised it option to extend the initial Lease Term for the first Option Term, in which case such amortization shall be computed on a straight line basis over a six (6) year term commencing on the 24th Floor Space Lease Commencement Date. All other proceeds covering the Tenant Improvements and Alterations shall be paid to, or retained by, Landlord.

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ARTICLE 9

PERSONAL PROPERTY AND OTHER TAX

Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when: (i) such taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the greater of (1) Twenty-Seven Dollars ($27.00) per rentable square foot of the Premises, and (2) the amount per rentable square foot which Landlord is using as a base value above which Landlord will directly charge tenants in the Building for Tax Expenses attributable to the cost or value of leasehold improvements located in such tenants’ premises; provided that any amounts of real estate taxes attributable to tenant improvements that are in excess of such base value shall not be included in Tax Expenses; (ii) such taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project’s parking facility; (iii) such taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or (iv) such taxes or assessments are levied or assessed upon the Project or any part thereof or upon Landlord by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements.

ARTICLE 10

SERVICES AND UTILITIES

10.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

10.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8:00 A.M. to 6:00 P.M. and on Saturday during the period from 9:00 A.M. to 1:00 P.M., except for the date of observation of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays applied as such to all tenants of the Project (collectively, the “Holidays”). Tenant shall be entitled to install, as an initial Tenant Improvement or as an Alteration, dedicated heating, ventilation and air conditioning units (“Package Units”) within the Premises at Tenant’s sole cost and expense. The plans and specifications for any Package Units and accompanying meters shall, as indicated in Article 6 above and the Tenant Work Letter (as applicable), be subject to Landlord’s reasonable approval. If Tenant elects to

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install Package Units within the Premises, Tenant shall also install, at Tenant’s sole cost and expense, separate meters in order to measure the amount of electricity furnished to such units and Tenant shall be responsible for Landlord’s actual cost of supplying electricity to such units as reflected by such meters, which amounts shall be payable on a monthly basis as Additional Rent. Tenant shall be solely responsible for maintenance and repair of the Package Units and such units shall be considered to be a fixture within the Premises and shall remain upon the Premises upon the expiration or earlier termination of the Lease Term or any applicable Option Term.

10.1.2 Landlord shall provide adequate electrical wiring, power and facilities for connection to Tenant’s lighting fixtures and incidental uses, provided that (i) the monthly connected electrical load of the incidental use equipment does not exceed an average of two (2.0) watts per usable square foot of the Premises, and (ii) the monthly connected electrical load of Tenant’s lighting fixtures does not exceed an average of one and one-half (1 1/2) watt per usable square foot of the Premises. Tenant shall bear the initial cost of lamps, starters and ballasts for lighting fixtures within the Premises. Tenant shall also bear the cost of replacement of non-standard lamps, starters and ballasts for lighting fixtures within the Premises; however, the cost of replacement of Building-standard lamps, starters and ballasts for lighting fixtures within the Premises shall be included in Operating Expenses.

10.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes and shall supply condensor water for Tenant’s use in connection with its Package Units, if any, to the extent available.

10.1.4 Landlord shall provide janitorial services Monday through Friday except the date of observation of the Holidays, in and about the Premises in accordance with Exhibit I attached hereto or, if Landlord’s janitorial contract is revised, then in accordance with the standard normally provided in Comparable Buildings.

10.1.5 Landlord shall provide nonexclusive automatic passenger elevator service.

10.1.6 Landlord shall provide nonexclusive freight elevator service subject to reasonable scheduling by Landlord.

10.1.7 Access. Landlord shall furnish to Tenant’s employees and agents access to the Building, Premises and Building parking facility on a seven (7) day per week, twenty-four (24) hour per day basis, subject to compliance with such security measures as shall from time to time be in effect for the Building and/or the Project, Landlord maintenance activities and subject to the Rules and Regulations.

10.1.8 Building Security. Landlord shall provide building security systems and procedures which are at least to the level in place for the Building as of the date of this Lease. Landlord does not warrant the effectiveness of said security systems and procedures and Tenant shall have the right, at Tenant’s expense, to provide additional security equipment or personnel in the Premises, (including, subject to Landlord’s reasonable approval, a magnetic cardkey system to control access to the Premises, the stairwells servicing the Premises, and the restrooms on full floors within the Premises and other areas within the Premises which Tenant reasonably deems

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necessary to secure in a similar fashion) provided that Landlord is given reasonable access to the Premises, such access that Landlord deems necessary to Building stairwells and restrooms, and that any such security system installed by Tenant complies with all applicable codes and shall not create any material security risk to the Building or materially adversely affect the rights of other tenants in the Project.

10.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal office machines, or equipment or lighting other than Building standard lights in the Premises, which may materially and adversely affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 10.1 of this Lease. If such consent is given, Tenant shall, with the reasonable approval of Landlord of plans and specifications therefor, install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices (to the extent necessary to eliminate the material, adverse effect), and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges shall be paid by Tenant to Landlord within thirty (30) days after written notice thereof. If Tenant uses water or electricity in excess of that supplied by Landlord pursuant to Section 10.1 of this Lease, Tenant shall pay to Landlord within thirty (30) days after written notice thereof all actual costs incurred by Landlord in connection with such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord within ten (10) business days after receipt of written notice, including the cost of such additional metering devices if such devices indicate there has been excess consumption. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 10.1 of this Lease, Tenant shall give Landlord such reasonable prior notice, if any, as Landlord shall from time to time reasonably establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish for the Building, which rate is, as of the date of this Lease, Thirty-Five Dollars ($35.00) per hour per floor plus a reasonable one-time set up fee for each scheduling of service consistent with past practices with Affiliates of Tenant in the Project and an administration fee in the amount of the lesser of (i) fifteen percent (15%) of the cost of such work or (ii) Two Hundred Fifty Dollars ($250.00) for each scheduling of service. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis. Landlord may increase the hours or days during which air conditioning, heating and ventilation are provided to the Premises and the Building to accommodate the usage by tenants occupying two-thirds or more of the rentable square feet of the Building or Project.

10.3 Interruption of Use. Tenant agrees that, except as otherwise provided in this Lease, Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is

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occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 10. If any governmental entity promulgates or revises any statute, ordinance, building code, fire code or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Project or any portion thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease or if Landlord is required to make alterations to the Project or any portion thereof in order to comply with such mandatory or voluntary controls or guidelines, then Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines or make such alterations to the Project related thereto without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable, and further provided that Landlord will not voluntarily reduce the level of services provided to the Premises unless Landlord is motivated to do so by anticipated costs savings and efficiencies of operation consistent with the first class character of the Project. Such compliance and the making of such permitted alterations shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant. In addition, the cost of such compliance and alterations shall be included in Operating Expenses.

10.3.1 Notwithstanding anything to the contrary contained in this Lease, if Tenant is prevented from using the Premises or any portion thereof (the “Affected Area”) to conduct its normal business operations and Tenant does not, in fact, use the Affected Area for a period of three (3) consecutive business days or more, (i) due to any service or utility (including but not limited to passenger elevator service, janitorial service, HVAC or water) (collectively, the “Essential Services”) not being provided to the Affected Area as required by the terms of this Lease, (ii) because of the presence, in a form or concentration in violation of applicable law then in effect, of Hazardous Materials regarded as unhealthful under applicable regulations then in effect in or about the Premises (which Hazardous Materials were not brought onto the Project by Tenant or Tenant’s employees, agents, or licensees), or (iii) due to Force Majeure directly affecting the Project, including events of damage referred to in Article 8, then the following shall apply.

10.3.1.1 Tenant shall promptly deliver notice of such condition (the “Cure Notice”) to Landlord and any first mortgage lender of Landlord which has previously been identified in a notice delivered to Tenant and if Landlord fails to cure such condition within two (2) business days after delivery of the Cure Notice, then, upon delivery of an additional notice to Landlord and any such mortgage lender of Landlord, Rent applicable to the Affected Area shall be

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abated from the date which occurred three (3) full business days prior to delivery to Landlord of the Cure Notice until the date when such failure is cured; provided, however, that if Tenant has previously paid Rent, including parking fees to Landlord for a period of time subsequent to the commencement of Tenant’s right to abate Rent hereunder, then Landlord shall, within ten (10) business days following the date of such abatement, reimburse to Tenant the amount of such excess payments, or Tenant, in addition to its other remedies under this Lease, shall have the right to offset an amount equivalent to such excess payments against the sums next due under this Lease.

10.3.1.2 If any condition set forth in Section 10.3.1, above, shall not be cured within ninety (90) days after Landlord’s receipt of the Cure Notice, such condition shall be considered an event of damage to the Premises under Article 8 and Tenant shall have the rights set forth in Article 8 with respect thereto, including the right to terminate this Lease, subject to the terms and conditions set forth therein (in which case the date of expiration of said ninety (90) day period shall be deemed the date of damage for purposes of the termination provisions of Article 8).

10.4 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be requested by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord within thirty (30) days after billing, the sum of all costs to Landlord of such additional services plus an administration fee in the amount of the lesser of (i) fifteen percent (15%) of the cost of such work or (ii) Two Hundred Fifty Dollars ($250.00). If Landlord elects not to provide such service, Tenant shall be entitled to use outside vendors selected by Tenant in order to provide such service, provided that Landlord shall have reasonable approval rights over such vendors if Landlord reasonably determines such work could affect other tenants in the Project. Charges for any service for which Tenant is required to pay from time to time hereunder shall be deemed Additional Rent hereunder and shall be billed on a monthly basis, Notwithstanding anything to the contrary set forth in this Lease, if Tenant fails to make payment for any such services within thirty (30) days of receipt of bills therefore, Landlord may discontinue any or all of such additional services until payment and such discontinuance shall not be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease.

ARTICLE 11

ASSIGNMENT AND SUBLETTING

11.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any entity to whom any Transfer

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is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer, and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 11.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord and which is in Tenant’s or the proposed Transferee’s possession and to which Tenant is entitled (provided, however, Landlord shall be entitled to request and to receive, reasonably adequate financial statements or other financial reports evidencing the financial standing and credit of the proposed Transferee), which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and such other information as Landlord may reasonably require and which is in Tenant’s or the proposed Transferee’s possession and to which Tenant is entitled. Any Transfer made without Landlord’s prior written consent, where required, shall, at Landlord’s option, be null, void and of no effect. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay all reasonable costs and expenses reasonably incurred by Landlord in connection therewith, including without limitation, any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

11.2 Landlord’s Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice, and Landlord shall grant or deny its consent to a proposed Transfer within ten (10) business days following Landlord’s receipt of Tenant’s request therefor together with the information described in Section 11.1 above. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

11.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

11.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

11.2.3 The Transferee is either a governmental agency or instrumentality thereof;

11.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

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11.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Transfer on the date consent is requested; or

11.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease.

If Landlord consents to any Transfer pursuant to the terms of this Section 11.2 (and does not exercise any recapture rights Landlord may have under Section 11.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 11.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 11.2, Tenant shall again submit the Transfer to Landlord for its approval. Notwithstanding anything to the contrary in the Lease, Tenant waives any right it may have at law or in equity to terminate this Lease as a result of Landlord’s failure to consent to a Transfer including any of its rights under California Civil Code Section 1995.310; provided, however, Landlord shall be liable to Tenant for all damages incurred by Tenant as a result of such failure by Landlord in breach of this Lease. Landlord waives any right it may have under this Lease to terminate this Lease as a result of Tenant’s Transfer of any Transfer Space in violation of this Article 11; provided, however, that Tenant shall be liable to Landlord for all damages incurred by Landlord as a result of such violation of this Article 11. Furthermore, Tenant shall pay all of Landlord’s costs in connection with the termination (including reasonable attorneys’ fees and costs) of any Transfer in violation of this Article 11 and such Transfer shall be void as against Landlord. If Landlord improperly denies its consent to a Transfer which Tenant is permitted to make under this Article 11, Landlord shall reimburse Tenant for all direct damages incurred by Tenant as a result of such improper refusal to consent.

11.3 Transfer Premium.

11.3.1 Definition of Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of the amount of any “Transfer Premium,” as that term is defined in this Section 11.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration received by Tenant from the Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage commissions in connection with the Transfer, (iii) any costs to buy-out or takeover the previous lease of a Transferee, (iv) reasonable legal fees incurred in connection with the Transfer including those fees and costs reimbursed to Landlord pursuant to the last sentence of Section 11.1, and (v) any other “out-of-pocket” monetary concessions reasonably provided in connection with the Transfer including, but not

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limited to, tenant improvement or decorating allowances (collectively, the “Transfer Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

11.3.2 Payment of Transfer Premium. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on an annual basis in accordance with the terms of this Section 11.3.2, but an estimate of the amount of Landlord’s applicable share of the Transfer Premium shall be made each month and one-twelfth of such estimated amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder, subject to an annual reconciliation on each anniversary date of the Transfer. If the payments to Landlord under this Section 11.3.2 during the twelve (12) months preceding each annual reconciliation exceed the amount of Landlord’s applicable share of Transfer Premium determined on an annual basis, then Landlord shall credit the overpayment against Tenant’s future obligations under this Section 11.3.2 or if the overpayment occurs during the last year of the Transfer in question, refund the excess to Tenant within thirty (30) days after expiration or earlier termination of the Lease. If Tenant has underpaid Landlord’s applicable share of the Transfer Premium, as determined by such annual reconciliation, Tenant shall pay the amount of such deficiency to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder which is at least fifteen (15) days after such deficiency is determined and Tenant has notice thereof. For purposes of calculating the Transfer Premium on an annual basis. Tenant’s Transfer Costs shall be deemed to be offset against the first rent, additional rent or other consideration payable by the Transferee, until such Transfer Costs are exhausted.

11.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 11, if Tenant contemplates a Transfer (other than the transactions specified in Section 11.7 below), then Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and number of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the contemplated Transfer (the “Contemplated Effective Date”) and the contemplated length of the term of such contemplated Transfer (“Contemplated Term”). Thereafter, Landlord shall have the option, by giving written notice to Tenant within ten (10) business days after Landlord’s receipt of the Intention to Transfer Notice, to terminate this Lease as to the Contemplated Transfer Space for the Contemplated Term effective as of the Contemplated Effective Date. In the event that such option is exercised by Landlord, this Lease shall be terminated (or, where appropriate, suspended if the last day of the Contemplated Term is not the last day of the Lease Term, and at the end of such suspension period, the applicable portion of the Premises shall be returned to Tenant in the same condition as when received, reasonable wear and tear excepted) with respect to the Contemplated Transfer Space as of the Contemplated Effective Date until the last date of the Contemplated Term. If this Lease shall be

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so terminated with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the entire Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to terminate this Lease as to the Contemplated Transfer Space for the Contemplated Term under this Section 11.4 within such ten (10) business day period, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Contemplated Transfer Space to a proposed Transferee and Landlord shall not have any right to recapture such Contemplated Transfer Space with respect to any Transfer thereof consummated within a period of six (6) months (the “Six Month Period”) commencing on the expiration of such ten (10) business day period; provided, however, that any such Transfer shall be subject to other terms of this Article 11. If such a Transfer is not so consummated within the Six Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated Transfer, as provided above in this Section 11.4.

11.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in a form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant from liability under this Lease. Landlord or its authorized representatives shall have the right upon reasonable prior notice and at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium with respect to any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency plus interest at the Interest Rate and if understated by more than five percent (5%), Tenant shall pay Landlord’s reasonable cost of such audit.

11.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners, or transfer of more than fifty percent (50%) of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the sale or other transfer of more than an aggregate of more than fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period; subject in each case to Section 11.7 below.

11.7 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 11, (i) an assignment or subletting of all or a portion of the Premises to an entity which is controlled by, controls, or is under common control with, Tenant), or to a purchaser of all or

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substantially all of the assets of Tenant, or to an entity resulting, by operation of law or otherwise, from the merger, consolidation or other reorganization of Tenant (any such entity, an “Affiliate”), (ii) an assignment or subletting of all or a portion of the Premises to an Affiliate, a parent of an Affiliate, or an Affiliate of a parent, or (iii) a transfer, by law or otherwise, in connection with the merger, consolidation or other reorganization of Tenant or an Affiliate, shall not be deemed a Transfer under this Article 11, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. An assignee of Tenant’s entire interest under this Lease pursuant to the immediately preceding sentence may be referred to herein as an “Affiliated Assignee.” “Control,” as used in this Section 11.7, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

11.8 Landlord’s Recognition of Transfers upon Lease Termination. Tenant may request, as part of its Transfer Notice, that a Transferee receive a recognition agreement (“Recognition Agreement”) from Landlord which provides that in the event this Lease is terminated, Landlord shall recognize the Transfer, and Landlord shall be required to execute a Recognition Agreement with such Transferee only under the following conditions (which conditions must be reflected in the Recognition Agreement): (i) such Transfer is made upon the same terms and conditions set forth in this Lease, subject to equitable modifications based on the number of rentable square feet contained in the Subject Space; provided, however, the rental and other economic terms of such Transfer shall be the greater of (A) those applicable to the Subject Space under this Lease, or (B) those applicable to the Subject Space under the assignment or sublease, (ii) the Subject Space is either one or both of (A) a floor or floors higher than any other floors of the Premises which are not subject to a Recognition Agreement, or (B) a floor or floors lower than any other floors of the Premises which are not subject to a Recognition Agreement, (iii) the Subject Space contains only full floors in the Building, (iv) all Subject Space is contiguous, (v) the Transferee is a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the subject Transfer, (vi) Landlord shall not be liable for any act or omission of Tenant, (vii) Landlord shall not be subject to any offsets or defenses which the Transferee might have as to Tenant or to any claims for damages against Tenant, (viii) Landlord shall not be required or obligated to credit the Transferee with any rent or additional rent paid by the Transferee to Tenant except to the extent actually received by Landlord, (ix) Landlord shall not be bound by any terms or conditions of the Transfer which are inconsistent with the terms and conditions of this Lease, (x) Landlord shall be responsible for performance of only those covenants and obligation of Tenant pursuant to the Transfer accruing after the termination of this Lease, and (xi) the Transferee shall make full and complete attornment to Landlord, as lessor, pursuant to a written agreement executed by Landlord and the Transferee so as to establish direct privity of contract between Landlord and the Transferee with the same force and effect as if the Transfer was originally made directly between Landlord and the Transferee. Upon Landlord’s written request given any time after the termination of this Lease, the Transferee shall execute a lease for the Subject Space upon the same terms and conditions as set forth in the Recognition Agreement. Tenant shall pay, as Additional Rent and within thirty (30) days after

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invoice, for all reasonable out-of-pocket costs incurred by Landlord in preparing such Recognition Agreement,

ARTICLE 12

DEFAULTS; REMEDIES

12.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

12.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) business days of notice that the same is due, which notice shall be in addition to and not in lieu of any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

12.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in addition to, and not in lieu of, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible.

12.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive.

12.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

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(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 12.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 12.2. l (i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in Paragraph 12.2.l (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

12.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations), Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

12.3 Sublessees of Tenant. If Landlord terminates this Lease on account of any default by Tenant, as set forth in this Article 12, except as provided in Section 11.8 of this Lease, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

12.4 Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord or Tenant in enforcement of one or more of the remedies available to such party upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

12.5 Efforts to Relet. For the purposes of this Article 12, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but

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merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

12.6 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, any failure by Landlord to observe or perform any provision, covenant or condition of this Lease to be observed or performed by Landlord, where such failure continues for thirty (30) days after written notice thereof from Tenant to Landlord specifying in detail Landlord’s failure to perform shall constitute a default hereunder by Landlord, provided that, if the nature of Landlord’s obligation is such that the same cannot reasonably be cured within a thirty (30)-day period, Landlord shall not be deemed to be in default if it diligently commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

ARTICLE 13

CONDEMNATION

13.1 Permanent Taking. In case the whole of the Premises, the Building or Project, or such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking, within sixty (60) days after receipt of notice of such taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. If such portion of the Building or Project is so taken or sold so as to require a substantial alteration or reconstruction of the remaining portions thereof, or which renders the Building or Project economically inviable for its use as presently intended, or requires cancellation of substantially all tenant leases in the Building, this Lease may be terminated by Landlord, as of the date of the vesting of title under such taking or sale, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which said vesting will occur. Except as provided herein, Tenant shall not because of such taking assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. If the amount of property or the type of estate taken shall not substantially interfere with Tenant’s use of the Premises, this Lease shall not terminate and Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant. In such event, Landlord shall promptly proceed to restore the Premises to substantially their condition prior to such partial taking, and the Rent shall be abated in proportion to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Article 13 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, one-half (1/2) of the value of Tenant’s leasehold estate, the taking of personal property and fixtures belonging to Tenant or business interruption expenses recoverable from the taking authority. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any

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and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

13.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the number of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, except that Tenant shall have the right to file any separate claim available to Tenant for claims made by Tenant as a result of the necessity of Tenant’s moving to temporary space during the period of such temporary taking.

ARTICLE 14

BROKERS

Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

ARTICLE 15

LANDLORD’S LIABILITY

It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord hereunder) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Building, or (ii) the equity interest Landlord would have in the Building if the Building were encumbered by third party debt in an amount equal to eighty percent (80%) of the value of the Building, and neither Landlord, nor any of the Landlord Parties, shall have any personal liability therefor, and Tenant, on behalf of itself and all persons claiming by, through or under Tenant, hereby expressly waives and releases Landlord and the Landlord Parties from such personal liability. The obligations of Tenant under this Lease do not constitute personal obligations of the directors, officers or shareholders of Tenant or Tenant’s successor, and Landlord shall look solely to the assets of Tenant for satisfaction of any liability in respect of this Lease and will not seek recourse against

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such directors, officers or shareholders nor against any of their personal assets for such satisfaction.

ARTICLE 16

INTENTIONALLY OMITTED

ARTICLE 17

WARNER CENTER ASSOCIATION

It is understood that at the time of the execution of this Lease an association has been formed, the purpose of which is to identify and promote the best interest of the employers and employees of Warner Center. Tenant shall, throughout the Lease Term, at its sole cost and expense, cooperate with and promote the programs of such association as they may from time to time exist so long as the policies of such association shall be non-discriminatory with respect to Tenant and with respect to any membership fee.

ARTICLE 18

TENANT PARKING

Tenant shall lease, commencing on the Lease Commencement Date, the number of parking passes set forth in Section 9 of the Summary, throughout the Lease Term. Of such parking passes, two (2) passes for each 1,000 usable square feet of the Premises shall be for parking located on the roof of Parking Structure Two (as such structure is shown on Exhibit “B” hereto) (“Roof Passes”), one (1) pass for each 1,000 usable square feet of the Premises shall be for parking located on an unreserved basis anywhere in Parking Structure Two (“Structure Two Passes”) and the remaining one (1) pass for each 1,000 usable square feet of the Premises shall be for parking located in Parking Structure One or Parking Structure Two as determined by Landlord (“Flex Passes”). Of the Structure Two Passes, Tenant may elect to have up to eighteen (18) of such passes designated for covered reserved parking at locations within Parking Structure Two reasonably determined by Landlord. Tenant shall pay to Landlord or, at Landlord’s option, “Landlord’s Designee” (as that term is defined in this Article 18 below), for such automobile parking passes, on a monthly basis, the following rates until the expiration of the second (2nd) Lease Year: Forty Dollars ($40.00) per pass per month (plus applicable tax) for the Roof Passes and Sixty Dollars ($60.00) per pass per month (plus applicable tax) for the Structure Two Passes and the Flex Passes (including, without limitation, any reserved Structure Two Passes). After the expiration of the second (2nd) Lease Year, the rate for all such passes shall be the prevailing rate charged from time to time for parking passes in the parking facility or facilities. In addition, Tenant shall be responsible for any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Notwithstanding anything to the contrary contained herein, for the first month following the Lease Commencement Date for each portion of the Premises leased by Tenant (i.e., the 25th Floor Space, 24th Floor Space, 22nd Floor Space, Initial 21st Floor Space and Must Take Space)

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Tenant shall only be obligated to pay for those parking passes actually utilized by Tenant in connection with Tenant’s occupancy of such space; thereafter, Tenant shall be obligated to lease all such passes. Tenant shall abide by all reasonable Rules and Regulations which are reasonably prescribed from time to time for the orderly operation and use of the parking facility or facilities and Tenant shall cooperate in good faith to have Tenant’s employees and visitors also comply with such Rules and Regulations. Landlord specifically reserves the right, at any time, to (i) change the size, configuration, design, layout and all other aspects of the parking facility or facilities, and/or (ii) perform repairs to the parking facility or facilities, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the parking facility or facilities for purposes of permitting or facilitating any such construction, alteration, improvements or repairs provided such closure or restriction does not materially interfere with Tenant’s operation of business. Landlord may lease the parking areas, enter into a license agreement or otherwise delegate its responsibilities under this Article 18 to a parking operator (“Landlord’s Designee”) in which case Landlord’s Designee shall have all the rights attributed under this Article 18 to the Landlord. The parking passes leased by Tenant pursuant to this Article 18 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval, except that Tenant may transfer a prorata number of passes to any Transferee permitted under Article 11 above, and to Tenant’s outside auditors, consultants, contractors, agents and/or other invitees who will frequent the Premises on more than an occasional basis; provided that Tenant shall not profit from any such transfer. Tenant shall be entitled to parking validations for visitor parking at the rates prevailing from time to time for such validation parking in the Project. Notwithstanding the foregoing, if Tenant has vacated the entire Premises or has begun to market the entire Premises for a Transfer, by written notice to Landlord, Tenant may reduce its obligation to rent parking passes to (a) three (3) parking passes for every one thousand (1,000) usable square feet of the Premises during the third (3rd) to last month of the Lease Term (or Option Term, if applicable), (b) two (2) parking passes for each one thousand (1,000) usable square feet of the Premises during the second (2nd) to last month of the Lease Term (or Option Term, if applicable) and (c) one (1) parking pass for each one thousand (1,000) usable square feet of the Premises during the last month of the Lease Term (or Option Term, if applicable). Once Tenant exercises such reduction, any subsequent Tenant request for an increase in the number of parking passes shall only be granted to Tenant to the extent and for the period(s) Landlord reasonably determines that additional passes are available in Landlord’s parking and leasing program for the Project, and any passes granted as a result of any such request shall be in addition to Tenant’s then existing obligation to rent parking passes as set forth above.

ARTICLE 19

MISCELLANEOUS PROVISIONS

19.1 Estoppel Certificates. Within twenty (20) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit F, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any

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portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same period of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender of Landlord.

19.2 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

19.3 Time of Essence. Time is of the essence of this Lease and each of its provisions.

19.4 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

19.5 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the following addresses, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant:

21600 Oxnard Street

Suite 300

Woodland Hills, California 91367

Attn: Property Manager

With a copy to:

Allen, Matkins, Leck, Gamble & Mallory LLP

515 South Figueroa Street, 8th Floor

Los Angeles, California 90071

Attn: Anton N. Natsis, Esq.

Any Notice will be deemed given on the third (3rd) business day after the date it is mailed as provided in this Section 19.5 or upon the date personal delivery is made. If Tenant is notified

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of the identity and address of the holder of any deed of trust or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail.

19.6 Nonwaiver. No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision and even if such violation shall continue or be repeated subsequently, any waiver by Landlord or Tenant of any provision of this Lease may only be in writing. Additionally, no express waiver shall affect any provision other than the one specified in such waiver and then only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment, except with respect to Rent due under such notice, suit or judgment.

19.7 Holding Over. If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Section 19.7 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 19.7 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

19.8 Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord or Tenant in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

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19.9 Binding Effect. Subject to all other provisions of this Lease, each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 11 of this Lease.

19.10 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

19.11 Subordination. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage or trust deed, now or hereafter in force against the Building or Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. In consideration of, and as a condition precedent to, Tenant’s agreement to permit its interest pursuant to this Lease to be subordinated to any particular future ground or underlying lease of the Building or Project or to the lien of any first mortgage or trust deed hereafter enforced against the Building or Project and to any, renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed. Each such non-disturbance agreement provided by Landlord shall acknowledge, or shall not preclude, any rights of Tenant to offsets against Rent, as expressly provided in this Lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or if Landlord grants a deed in lieu thereof, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever except as expressly provided in this Lease, to the purchaser or any successors thereto upon any such foreclosure sale or the grantee of a deed in lieu thereof, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser, grantee or lessor, and to recognize such purchaser, grantee or lessor as the lessor under this Lease. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Promptly after Landlord’s execution and delivery of this Lease, Landlord shall deliver to Tenant, for Tenant’s signature, a Subordination of Deed of Trust Agreement in the form of Exhibit G attached hereto and made a part hereof

19.12 Waiver of Jury Trial; Attorneys’ Fees. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF, OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER. If either

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party commences litigation against the other for the specific performance of this Lease, for damages, for the breach hereof or otherwise for enforcement of any remedy hereunder, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

19.13 Entry by Landlord. Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them during normal business hours; (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors or during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Section 19.13, Landlord may enter the Premises at any time to (A) perform services required of Landlord during normal business hours (except for janitorial service which shall be performed after normal business hours); and (B) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, that any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Tenant may, subject to Landlord’s prior approval, designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may only enter such Secured Areas upon two (2) business days’ notice to Tenant which notice shall specify the date and time of such entry by Landlord; provided, however, that Landlord may enter the Secured Areas without notice to Tenant in the event of an emergency, in which case Landlord shall provide Tenant with notice of such entry promptly thereafter. Tenant acknowledges that Landlord shall have no obligation to provide janitorial service to any such Secured Areas except to the extent Tenant authorizes and permits access thereto for such purposes.

19.14 Intentionally Omitted.

19.15 Surrender of Premises; Ownership and Removal of Trade Fixtures.

19.15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by

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Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

19.15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Section 19.15, quit and surrender possession of the Premises to Landlord in good order and condition and as improved by Landlord and/or Tenant (subject to the provisions of Article 6), reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

19.16 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, the exhibits and schedules attached hereto, and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreement between the parties hereto and their representatives and agents with respect to the subject hereof. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

19.17 Signs.

19.17.1 Full Floors. Provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, for any portion of the Premises which comprises an entire floor of the Building (including, without limitation, the floor on which the Must-Take Space is located), at its sole cost and expense, may install exclusive identification signage and informational signage anywhere in such full floor portion of the Premises including in the elevator

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lobby of such full floor portion of the Premises, provided that such signs must not be visible from the exterior of the Building. The size and specifications for such signs shall be subject to Landlord’s approval, which shall not be unreasonably withheld. Tenant shall be responsible, at Tenant’s sole cost and expense, for maintenance and repair of any such signs. In addition, Tenant shall cause such signs to be removed from the Premises and shall repair all damage to the Premises and the Building resulting from such removal, at Tenant’s sole cost and expense, upon the expiration or earlier termination of this Lease.

19.17.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

19.17.3 Monument Signage. Tenant shall be entitled to have Landlord install, at Tenant’s sole cost and expense, a sign (“Monument Signage”) on a monument to be constructed by Landlord, at Tenant’s expense, at a location outside the Building along Owensmouth Avenue designated by Landlord within the range specified on Exhibit “J” attached hereto and made a part hereof. Such Monument Signage shall be exclusive to Tenant and will afford signs and general visibility thereof on two (2) sides. The graphics, materials, color, design, lettering, lighting, size, and specifications of the Monument Signage shall be consistent with that of other monument signage at the Project and otherwise subject to the reasonable approval of Landlord and Tenant. In addition, the Monument Signage shall be subject to receipt of all required governmental permits and approvals and shall be subject to all applicable governmental laws and ordinances including, without limitation, the Warner Center Specific Plan and shall be subject to any covenants, conditions and restrictions affecting the Project. In the event the necessary governmental approvals and permits for the monument or the Monument Signage are not received, Landlord’s and Tenant’s rights and obligations under the remaining provisions of this Lease shall be unaffected. The rights to the Monument Signage may not be transferred by the Original Tenant or changed once such signage is initially installed except that Tenant shall be entitled to transfer the rights to the Monument Signage to an Affiliate Assignee (and, as a result, change the name on the Monument Signage to reflect such assignee’s name), but only if such Affiliate Assignee’s name is not an “Objectionable Name.” The term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is materially inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a first-class, institutional quality, high-rise office building in the Los Angeles area; notwithstanding the foregoing, any name that would conflict with any covenants in leases of space in the Project shall also be deemed to be an Objectionable Name. Upon the expiration or earlier termination of this Lease (or any other time that Tenant determines that it no longer desire to have Monument Signage as set forth in Section 19.17.6 below or otherwise), Tenant shall, at Tenant’s sole cost and expense, cause the Monument Signage to be removed from the monument and shall cause the monument to be restored to the condition existing prior to the placement of such signage. If Tenant fails to remove such signage from the monument and to restore the monument as provided in the immediately preceding sentence within thirty (30) days following the expiration or earlier termination of this Lease (or upon termination of Tenant’s right to such signage pursuant to

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Section 19.17.6 below), then Landlord may perform such work, and all costs and expenses reasonably incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

19.17.4 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior written approval of Landlord, in its sole discretion.

19.17.5 Directory. During the Term, Tenant shall have the right to designate one (1) name (a department or individual) per one thousand (1,000) rentable square feet in the Premises occupied by Tenant or its Transferees for placement on the directory board in the lobby of the Building and any other common directory board which may be available for use by office tenants of the Building.

19.17.6 Eyebrow Signage. Upon the expiration or any earlier termination of the rights now held by Kaufman and Broad Mortgage Company to maintain the currently existing “eyebrow” signage at the Building, Tenant shall have the right to substitute “eyebrow” signage identifying Tenant for the Monument Signage described in Section 19.17.3 above. Tenant must exercise such right, if at all, within thirty (30) days after notice from Landlord that such “eyebrow” signage is available. Tenant’s failure to so notify Landlord in writing that Tenant is exercising such right shall be deemed to constitute Tenant’s election to retain the Monument Signage rather than to substitute such “eyebrow” signage. If Tenant so elects to obtain “eyebrow” signage (“Exterior Signage”), the letters on the Exterior Signage shall not exceed eighteen (18) inches in height and shall be of a finish comparable to that of the existing signage and shall be in the same location as the existing signage. In addition, the graphics, materials, color, design, lettering and other specifications of the Exterior Signage shall otherwise be subject to Landlord’s approval, which approval may be withheld in Landlord’s reasonable discretion. Tenant acknowledges that the quality of the Project will be closely identified with the aesthetics of the buildings located therein and of the signage in the Project and that Landlord’s reasonable discretion in approving the graphics, materials, color, design, lettering and other specifications of the Exterior Signage may take into consideration Landlord’s heightened concerns over such aesthetics. In addition, Tenant’s rights to the Exterior Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all applicable governmental laws and ordinances including, without limitation, any specific plan governing Warner Center. Landlord shall fully cooperate with Tenant’s attempt to obtain any such permits and approvals, at no cost to Landlord. The cost of installation of the Exterior Signage as well as all costs of design and construction of such signage and all other cost associated with such signage including, without limitation, permits, maintenance and repair, shall be the sole responsibility of Tenant. The rights to the Exterior Signage may not be transferred by the Original Tenant or changed once such signage is initially installed except that Tenant shall be

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entitled to transfer the rights to the Exterior Signage to an Affiliate Assignee (and as a result, change the name on the Exterior Signage to reflect such assignee’s name), but only if such Affiliate Assignee’s name is not an Objectionable Name. Upon the expiration or earlier termination of this Lease (or any other time Tenant determines that it no longer desires to have Exterior Signage) Tenant shall, at Tenant’s sole cost and expense, cause the Exterior Signage to be removed from the Building and shall cause the Building to be restored to the condition existing prior to the placement of such signage. If Tenant fails to remove such signage from the Building and fails to restore the Building as provided in the immediately preceding sentence within thirty (30) days following the expiration or earlier termination of this Lease, then Landlord may perform such work, and all costs and expenses reasonably incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

19.18 Covenant Against Liens. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien. Tenant covenants and agrees to cause it to be removed of record within thirty (30) days after Tenant’s receipt of notice from Landlord regarding the existence of such lien. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring thirty (30) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may upon an additional five (5) days notice to Tenant, immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within thirty (30) days of the Tenant’s receipt of an invoice therefor.

19.19 Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

19.20 Prohibition Against Recording. Except as provided in Section 19.32 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

19.21 Intentionally Omitted.

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19.22 Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

19.23 Improvement of the Premises. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit C, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease and the Tenant Work Letter.

19.24 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental action(s) or inaction(s), civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

19.25 Rentable Square Feet of Premises, Building, and Project. Landlord and Tenant hereby stipulate to the square footage figures reflected in Section 4.2 of the Summary and Section 1.5 of the Office Lease as to the initial Premises and Must Take Space and further stipulate as to the percentage figures specified in Sections 7.2 and 7.3 of the Summary with respect to the initial Premises (including the Must Take Space), The number of usable square feet of any First Offer Space leased by Tenant pursuant to Section 1.6 above shall be the usable area of such space calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1980 and the number of rentable square feet of any such space shall be the product of (i) the usable square footage multiplied by 1.0787 if the First Offer Space constitutes a full floor, or (ii) the usable square footage of the First Offer Space multiplied by 1.145 if such First Offer Space constitutes a portion of a floor in the Building. Landlord and Tenant acknowledge, however, that the total number of rentable square feet on the twentieth (20th) and twenty-third (23rd) floors of the Building is 25,517 for each such floor.

19.26 Transportation Management. Tenant shall fully comply with all present or future programs which are obligations of the Building or Project as imposed by a governmental entity or authority, which programs are intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working

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directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

19.27 Compliance With Law. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (“Laws”). Landlord shall be responsible, as part of Operating Expenses to the extent permitted under Article 3, for making all alterations to the following portions of the Premises and Project required by Laws: (i) structural portions of the Premises and the Base, Shell and Core and Landlord’s Work, but not including Tenant Improvements or any Alterations installed by or at the request of Tenant, and (ii) those portions of the Building and Project located outside the Premises; provided, however, Landlord shall not be obligated to make alterations to any such portions of the Premises and Project described in clause (i) or (ii) above to the extent such alterations are necessary due to the installation of Alterations to the Premises not normally found in first-class office buildings by or at the request of Tenant and Tenant shall, at its sole cost and expense, be responsible therefor. Except for Landlord’s obligations described in the immediately preceding sentence, Tenant shall, at its sole cost and expense, be responsible for compliance with all Laws affecting the Premises, including the making of all required alterations thereto. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

19.28 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after said amount is due, then Tenant shall pay to Landlord a late charge equal to two percent (2%) of the overdue amount. The late charge shall be deemed. Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. Any Rent or other amounts owing hereunder from one party to the other which are not paid within five (5) business days after the date they are due shall bear interest from the date when due until paid at a rate per annum (the “Interest Rate”) equal to the lesser of (i) the rate per annum announced from time to time by Citibank N.A. as its prime rate (or, if such bank fails to announce such a rate, then the prime rate announced by the largest state chartered bank operating in the State of California) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law. Payment of such interest by Tenant to Landlord shall be in addition to any late charge described above.

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19.29 Hazardous Material. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by, or is dealt with in, any local governmental authority, the State of California or the United States Government. Accordingly, the term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iii) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (iv) petroleum, (v) asbestos, (vi) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (viii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6902 et seq. (42 U.S.C. § 6903), or (ix) defined as a “hazardous substance” pursuant to Section 101 of the Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601). Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Materials. Tenant shall not allow the storage or use of Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage or use of such substances or materials, nor allow to be brought into the Project any such materials or substances, except that Tenant may maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies which products contain chemicals which are categorized as Hazardous Materials, provided that the use of such products in the Premises by Tenant shall be in compliance with applicable laws and shall be in the manner in which such products are designed to be used. Landlord, at its sole cost and expense, shall deliver the Project, Building and the Premises free of Hazardous Material which are required to be removed by law as of the date of this Lease and in compliance with all Laws relating to environmental conditions. Landlord and Tenant will not, at any time, use or authorize the use of any portion of the Premises, the Building, parking facilities, or the Project to be used in violation of any Laws in effect relating to environmental conditions on, under or about the Building, including but not limited to asbestos, soil and ground water conditions and Hazardous Material. Neither Landlord nor Tenant shall at any time use, generate, store or dispose of on, under or about the Building or transport to or from the same any Hazardous Material or permit or allow any third party to do so, without compliance with all Laws. Landlord and Tenant shall defend, indemnify and hold the other harmless from and against any and all losses, damages, costs (including reasonable attorneys’ fees), liabilities and claims arising from their respective failure to perform in accordance with the foregoing. The covenants of this Section 19.29 shall survive the expiration or earlier termination of the Lease Term.

19.30 Landlord’s Right to Cure Default; Payments by Tenant.

19.30.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and

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without any reduction of Rent, except as otherwise set forth in this Lease, If Tenant shall fail to perform any of its obligations under this Lease within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant (except in the case of an emergency), make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

19.30.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of documented statements therefor: sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 19.30.1. Tenant’s obligations under this Section 19.30 shall survive the expiration or sooner termination of the Lease Term.

19.31 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

19.32 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within twenty (20) days following a request therefor. Landlord shall reimburse Tenant for all reasonable out-of-pocket costs reasonably incurred by Tenant in connection therewith. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and deliver the same to Landlord within twenty (20) days following the request therefor.

19.33 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease accruing after the date of transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer, provided that any such transferee agrees in writing to be bound by this Lease and to assume all of Landlord’s obligations hereunder. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but agrees that an assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

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19.34 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

19.35 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

19.36 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

19.37 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

19.38 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

19.39 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

19.40 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building or Project or any portion thereof, whose address has theretofore been given to Tenant.

19.41 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or

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judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

19.42 Joint and Several. If there is more than one entity which constitutes Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

19.43 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire, subject to Tenant’s rights set forth in Section 19.17. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity, without the prior written consent of Landlord.

19.44 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

19.45 Landlord Renovations. It is specifically understood and agreed that, except as set forth herein or in the Tenant Work Letter, Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Project or any part thereof and that no representations respecting the condition of the Premises, Building or Project have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord shall have the right, but not the obligation, during the Lease Term to renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, Premises, and/or Project, including without limitation the parking facilities, Common Areas, Systems and Equipment, roof, and structural portions of the same, provided that Tenant’s access to and use of the Premises is not materially and adversely affected. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building or on the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas and/or parking facilities, or perform work in the Building, which work may create noise, dust or leave debris in the Building, provided that Tenant’s access to and use of the Premises is not materially and adversely affected. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent, except as specifically provided in this Lease. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations conducted in accordance with the foregoing, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting

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from such Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations.

19.46 Communication Equipment. If Tenant desires to use the roof of the Building to install communication equipment to be used from the Premises, Tenant may so notify Landlord in writing (“Communication Equipment Notice”), which Communication Equipment Notice shall generally describe the specifications for the equipment desired by Tenant. If at the time of Landlord’s receipt of the Communication Equipment Notice, Landlord reasonably determines that space is available on the roof of the Building for such equipment, then subject to all governmental laws, rules and regulations. Tenant and Tenant’s contractors (which shall first be reasonably approved by Landlord) shall have the right and access to install, repair, replace, remove, operate and maintain one (1) so-called “satellite dish” or other similar device no greater than forty-eight (48) inches in diameter, together with all cable, wiring, conduits and related equipment (collectively, “Communication Equipment”), for the purpose of receiving and sending radio, television, computer, telephone or other communication signals, at a location on the roof of the Building designated by Landlord. Landlord shall have the right to require Tenant to relocate the Communication Equipment at any time to another location on the roof of the Building reasonably approved by Tenant. Tenant shall retain Landlord’s designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord’s roof warranty. Tenant’s installation and operation of the Communication Equipment shall be governed by the following terms and conditions:

(a) Tenant’s right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all governmental laws, rules and regulations and Landlord makes no representation that such laws, rules and regulations permit such installation and operation.

(b) All plans and specifications for the Communication Equipment shall be subject to Landlord’s reasonable approval.

(c) All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Building’s electrical system) shall be borne by Tenant.

(d) It is expressly understood that Landlord retains the right to use the roof of the Building for any purpose whatsoever provided that Landlord shall not unduly interfere with Tenant’s use of the Communication Equipment.

(e) Tenant shall use the Communication Equipment so as not to cause any interference to other tenants in the Building or to other tenants of the Project or with any other tenant’s Communication Equipment, and not to damage the Building or interfere with the normal operation of the Building.

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(f) Landlord shall not have any obligations with respect to the Communication Equipment. Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof of the Building) and Tenant agrees that Landlord shall not be liable to Tenant therefor.

(g) Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment.

(h) The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant’s sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Building upon such removal to the extent required by such work of removal. If Tenant fails to remove the Communication Equipment and repair the Building within fifteen (15) days after the expiration or earlier termination of this Lease, Landlord may do so at Tenant’s expense. The provisions of this Section 19.46(h) shall survive the expiration or earlier termination of this Lease.

(i) The Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of Article 6 of this Lease or the Tenant Work Letter.

19.47 Stairwell Access. Landlord hereby grants Tenant the nonexclusive right of access to those portions of the stairwells in the Building which would provide access between contiguous full floors leased by Tenant pursuant to this Lease. Tenant’s right of access pursuant to this Section 19.47 shall be conditioned upon Tenant’s observance of all applicable rules, regulations, laws or ordinances applicable to the Building or promulgated by any governmental or quasi-governmental entity, including obtaining any necessary or required permits or approvals. In connection with Tenant’s use of the stairwells, Tenant shall install, at Tenant’s sole cost and expense, any and all locking devices, intercoms and all other improvements deemed necessary by Tenant, subject to Landlord’s reasonable consent and any applicable rules, regulations, laws or ordinances, provided that such improvements shall be constructed by Tenant in accordance with, and subject to, Article 6 of this Lease or the Tenant Work Letter.

19.48 Patio Area. Upon Tenant’s receipt of Landlord’s prior approval, which approval shall not be unreasonably withheld, Tenant, at Tenant’s sole cost and expense, shall be provided with access to the outside patio area adjacent to Plaza One as shown on Exhibit “B” for special events of Tenant. Tenant shall be responsible for, and shall obtain, all necessary governmental permits and approvals with respect to any such events and any such use shall comply with all governmental laws, rules and regulations with respect thereto. In addition, Tenant’s use shall comply with any reasonable rules and regulations promulgated by Landlord. Tenant shall be

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obligated to clean such area after such event at Tenant’s sole cost and expense and to remove all trash therefrom. Should Tenant fail to so clean such area and/or to remove trash therefrom within one (1) business day after notification from Landlord, Landlord shall be entitled to perform any such obligation on behalf of Tenant and all costs of Landlord in connection therewith shall be paid to Landlord, as Additional Rent, within ten (10) business days after Tenant’s receipt of invoice therefor. The terms and conditions of Article 7 of this Lease shall apply to Tenant’s use of such area as though such area were a part of the Premises. Tenant acknowledges that Tenant’s right to use such area shall be non-exclusive with the rights of Landlord and other tenants.

19.49 Waiver of Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, except as provided in Section 19.7 above, neither Landlord nor Tenant shall be liable under any circumstances, for injury or damage to, or interference with, the other party’s business, including, but not limited to, loss of title to the Premises or any portion thereof, loss of profits, loss of business opportunity, loss of goodwill or loss of use, in each case however occurring.

19.50 Reasonableness. Except for determinations expressly described as being in the sole or absolute discretion of the applicable party, neither Landlord nor Tenant shall unreasonably withhold or delay any consent, approval or other determination provided for hereunder. In the event that either Landlord or Tenant disagrees with any determination made by the other hereunder (other than a determination in the sole or absolute discretion of the determining party) and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request. Furthermore, in addition to the foregoing, whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations, make allocations or other determinations, or otherwise exercise rights or fulfill obligations, Landlord and Tenant shall act reasonably and in good faith.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

AH WARNER CENTER PROPERTIES, LIMITED LIABILITY COMPANY, a Delaware limited liability company

By:	COPLEY MANAGEMENT AND ADVISORS, L.P., a Delaware limited partnership, Its duly authorized asset manager and advisor

	By:	AEW INVESTMENT GROUP, INC. (formerly known as COPLEY INVESTMENT GROUP, INC.), a Massachusetts corporation, Its general partner

		By:	/s/ James Flynn

Print Name: Illegible
Title: Managing Director

“Tenant”:

FOUNDATION HEALTH SYSTEMS, INC. a Delaware corporation

By:	/s/ Illegible

Its: EVP & CEO
Steven P. Erwin

By:	/s/ Michael P. White

Its: Sr. VP & Treasurer

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EXECUTED

ORIGINAL

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of the 8th day of August, 2000, by and between AH WARNER CENTER PROPERTIES, LIMITED LIABILITY COMPANY, a Delaware limited liability company (“Landlord”) and FOUNDATION HEALTH SYSTEMS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Office Lease dated as of September 9, 1998 (the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space located in that certain building located and addressed at 21650 Oxnard Street, Woodland Hills, California (the “Building”).

B. By this First Amendment, Landlord and Tenant desire to expand the Existing Premises and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1. The Existing Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing a total of 101,502 rentable square feet, comprised of 25,517 rentable square feet located on the twenty-first (21st) floor of the Building (“21st Floor Space”), 25,517 rentable square feet located on the twenty-second (22nd) floor of the Building (“22nd Floor Space”), 25,517 rentable square feet located on the twenty-fourth (24th) floor of the Building (“24th Floor Space”), and 24,951 rentable square feet located on the twenty-fifth (25th) floor of the Building (“25th Floor Space”) (collectively, the “Existing Premises”), as outlined on Exhibit “A” to the Lease.

2. Expansion of the Existing Premises. That certain space located on the fifteenth (15th) floor of the Building outlined on the floor plan attached hereto as Exhibit “A” and made a part hereof, may be referred to herein as the “Expansion Space.” The Expansion Space is estimated to contain 9,981 rentable (8,717 usable) square feet. Notwithstanding the foregoing, within thirty (30) days after the date of this First Amendment (the “Verification Period”), Tenant’s architect shall be entitled to verify the rentable and usable square footage of the

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Expansion Space, which measurement shall be made in accordance with ANSI/BOMA Z65.1 – 1996 standards for rentable area and usable area (“BOMA Standard”). In the event Tenant fails to notify Landlord in writing that Tenant disputes the square footage of the Expansion Space (the “Dispute Notice”) within the Verification Period, Tenant shall be deemed to have accepted the rentable and usable square footage contained in this Section 2. In the event Tenant delivers its Dispute Notice to Landlord prior to the expiration of the Verification Period, then Tenant’s architect and Landlord’s architect shall meet and confer for a period of fifteen (15) days after receipt of Tenant’s Dispute Notice to resolve such dispute. In the event Landlord’s architect and Tenant’s architect are unable to agree on such square footage figures within such fifteen (15) day period, then the parties shall submit the dispute to binding arbitration under the auspices of JAMS/ENDISPUTE (or any successor to such organization) in Los Angeles, California, according to the then rules of commercial arbitration of such organization but with reference to the BOMA Standard. During the period from the date of this First Amendment until any dispute regarding the square footage of the Expansion Space is resolved, the rentable and usable square footage set forth in this Section 2 shall be utilized for all purposes under the Lease, as amended hereby. In the event it is determined that the square footage of the Expansion Space is other than as set forth in this Section 2, the appropriate adjustments shall be made upon such determination. Effective as of the date (“Expansion Commencement Date”) that is the earliest to occur of (a) the date Tenant commences business operations in the Expansion Space, and (b) the date of Substantial Completion of the Tenant Improvements in the Expansion Space (as defined in Section 5 of the Tenant Work Letter attached to this First Amendment as Exhibit B), and (c) December 1, 2000 (subject, however, to the terms of Section 5 of Exhibit B to this First Amendment), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Space. Accordingly, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Space. Subject to the foregoing provisions of this Section 2, Landlord and Tenant hereby agree that such addition of the Expansion Space to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Building to a total of 111,483 rentable square feet. Effective as of the Expansion Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises as expanded by the Expansion Space. Upon Tenant’s execution and delivery of this First Amendment to Landlord, Landlord shall deliver the Expansion Space to Tenant in vacant, broom clean condition.

3. Lease Term for the Expansion Space and Extension of Lease Term for Entire Premises. The Lease Term for Tenant’s lease of the Expansion Space (“Expansion Space Term”) shall commence on the Expansion Commencement Date and shall expire on December 31, 2004, subject to Tenant’s option(s) to extend the Lease Term contained in Section 2.2 of the Lease. The parties hereby acknowledge that the Lease Expiration Date for the entire Premises is December 31,2004, with the exception that the Lease Expiration Date for the 22ndFloor Space is January 31, 2005. Notwithstanding the foregoing, the options to extend the Lease Term contained in Section 2.2 of the Lease shall apply to the entire Premises (including the Expansion Space and the 22nd Floor Space), and the first Option Term shall begin on January 1, 2005 and expire on December 31, 2009; provided that Monthly Base Rent for the 22nd Floor Space for the month of January, 2005, shall remain $2.25 per rentable square foot as set forth in Section 4.1, below.

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4. Monthly Base Rent for the Existing Premises and the Expansion Space.

4.1. Existing Premises. During the Expansion Space Term, Tenant shall pay in accordance with the provisions of this Section 4.1, Monthly Base Rent for the Existing Premises as follows:

Period	Monthly Base Rent	Monthly Base Rent Per Rentable Square Foot
Expansion Commencement Date – December 31,2001	$218,229.30	$2.15

January 1, 2002 – January 31,2002	$225,827.80	$2.25 for all but 22nd Floor Space $2.15 for 22nd Floor Space

February 1, 2002 – December 31, 2004	$228,379.50	$2.25

January 1, 2005 – January 31, 2005	$ 57,413.25	$2.25

4.2. Expansion Space. During the Expansion Space Term, Tenant shall pay in accordance with the provisions of this Section 4.2, Monthly Base Rent for the Expansion Space as follows:

Period	Monthly Base Rent	Monthly Base Rent Per Rentable Square Foot
Expansion Commencement Date – December 31,2002	$24,952.50	$2.50

January 1, 2003 – December 31, 2004	$26,948.70	$2.70

5. Additional Rent.

5.1. For the Existing Premises. During the Expansion Space Term, Tenant’s Share and Tenant’s Building Share for the Existing Premises only shall be 17.30%, Tenant’s Common Area Share shall be 8.75%, and the Base Year for the Existing Premises shall remain the calendar year of 1999.

5.2. For the Expansion Space. Notwithstanding anything to the contrary in the Lease, during the Expansion Space Term, Tenant’s Share and Tenant’s Building Share for the Expansion Space only shall be 1.703%, Tenant’s Common Area Share for the Expansion Space only shall be .8617%, and the Base Year (grossed up to a 95% occupancy level in accordance with the provisions of Section 3.3.7 of the Lease) for the Expansion Space only shall be the calendar year 2001.

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6. Tenant Improvements. Tenant Improvements in the Expansion Space shall be installed and constructed in accordance with the terms of the Tenant Work. Letter attached hereto as Exhibit “B” and made a part hereof.

7. Fifteenth Floor Right of First Offer. Landlord hereby grants to Tenant an on-going right of first offer with respect to that certain space located on the fifteenth (15th) floor of the Building depicted on Exhibit “A” attached hereto (the “Fifteenth Floor First Offer Space”). Notwithstanding the foregoing, such first offer right shall be subordinate and secondary to the right of first offer granted to General Growth as of the date of this First Amendment (collectively, the “Superior Rights”). Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 7.

7.1. Procedure for Offer. Landlord shall notify Tenant (the “Fifteenth Floor First Offer Notice”) each time after the date of this First Amendment that Landlord receives a proposal or request for proposal for all or any portion of the Fifteenth Floor First Offer Space which Landlord would seriously consider. The Fifteenth Floor First Offer Notice shall describe the space which is the subject of the Fifteenth Floor First Offer Notice and shall set forth the size and location of such space, Landlord’s estimate of the date by which the applicable Fifteenth Floor First Offer Space will be delivered to Tenant (either built-out with typical office tenant improvements or, if an improvement allowance is not a component of the Fifteenth Floor Economic Terms, the date by which such space will be delivered to Tenant vacant and broom clean) the economic terms and conditions which Landlord would accept for Tenant’s lease of such space (collectively, the “Fifteenth Floor Economic Terms”), including, without limitation, the Base Rent, any contribution by Landlord to Direct Expenses, any concessions and any contribution by Landlord to the improvement of the Fifteenth Floor First Offer Space. Such Fifteenth Floor Economic Terms shall constitute Landlord’s good faith determination of the then prevailing fair market economic terms for such space.

7.2. Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the Fifteenth Floor First Offer Notice, then within ten (10) business days after delivery of the Fifteenth Floor First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the entire space described in the Fifteenth Floor First Offer Notice. If concurrently with Tenant’s exercise of the first offer right, Tenant notifies Landlord that it does not accept the Fifteenth Floor Economic Terras set forth in the Fifteenth Floor First Offer Notice, Landlord and Tenant shall, for a period of fifteen (15) business days after Tenant’s exercise, negotiate in good faith to reach agreement as to such Fifteenth Floor Economic Terms. If Tenant does not so notify Landlord that it does not accept the Fifteenth Floor Economic Terms set forth in the Fifteenth Floor First Offer Notice concurrently with Tenant’s exercise of the first offer right, the Fifteenth Floor Economic Terms shall be as set forth in the Fifteenth Floor First Offer Notice. In addition, if Tenant does not exercise its right of first offer within the ten (10) business day period, or, if Tenant exercises its first offer right but timely objects to Landlord’s determination of the Fifteenth Floor Economic Terms and if Landlord and Tenant are unable to reach agreement on such Fifteenth Floor Economic Terms within said fifteen (15) business day period, then Landlord shall be free to lease the space described in the Fifteenth Floor First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires; provided that, if

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Landlord desires to lease the same Fifteenth Floor First Offer Space to any third party but increase or decrease the size of such Fifteenth Floor First Offer Space by more than ten percent (10%) or decrease the effective rent previously offered to Tenant by more than five percent (5%) (blending all concessions over the relevant term), Landlord shall be required to give Tenant another Fifteenth Floor First Offer Notice with respect to such increased or decreased Fifteenth Floor First Offer Space or such reduced rent and Tenant’s rights in connection therewith shall renew under this Section 7, except that the ten (10) and fifteen (15) business day periods set forth above shall be reduced to five (5) and ten (10) business days, respectively. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

7.3. Lease of First Offer Space. If Tenant timely exercises Tenant’s right to lease the Fifteenth Floor First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such Fifteenth Floor First Offer Space to the Lease (as amended by this First Amendment) upon the same non-economic terms and conditions as applicable to the Premises, and the Economic Terms and conditions as provided in this Section 7. Tenant shall commence payment of Rent for the Fifteenth Floor First Offer Space and the Lease Term of the Fifteenth Floor First Offer Space shall commence upon the date (“Fifteenth Floor First Offer Commencement Date”) which is the earlier of (i) the expiration of a reasonable build-out period determined as a component of the Fifteenth Floor Economic Terms, and (ii) the date that Tenant, or any person occupying any of the Fifteenth Floor First Offer Space with Tenant’s permission, commences business operations from the Fifteenth Floor First Offer Space, subject to any appropriate modification with respect to such commencement of Rent as determined as part of the Fifteenth Floor Economic Terms. The Lease Term for the Fifteenth Floor First Offer Space shall expire on the Lease Expiration Date, subject to extension as provided in Section 2.2 of the Lease, co-terminously with Tenant’s lease of the Majority Space.

7.4. Termination of Fifteenth Floor Right of First Offer. The rights set forth in this Section 7, and Landlord’s obligations with respect thereto, shall be exercisable only by the originally-named Tenant (“Original Tenant”) and any Affiliated Assignee (as defined in Section 11.7 of the Lease) (and shall not inure to the benefit of any assignee, sublessee or other transferee of the Original Tenant’s interest in the Lease, as amended hereby, other than an Affiliated Assignee). Tenant’s right of first offer hereunder shall not be effective in any period during which more than twenty percent (20%) of the rentable area of the Premises is subject to a sublease, other than to an Affiliated Assignee. Tenant shall not have the right to lease the Fifteenth Floor First Offer Space if, as of the date of the attempted exercise of any right of first offer by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such Fifteenth Floor First Offer Space to Tenant, Tenant is in default under the Lease (as amended hereby) after notice and lapse of any applicable cure periods.

8. Parking. Effective as of the Expansion Commencement Date and continuing throughout the Expansion Space Term, Tenant shall be entitled to rent from Landlord up to an additional thirty-three (33) unreserved parking passes (the “Additional Parking Passes”) for use in the Building’s parking facility. Tenant’s rental and use of such additional parking passes shall be in accordance with, and subject to, all provisions of Section 18 of the Lease, provided that the

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rate for all such Additional Parking Passes shall be the prevailing rate charged from time to time for parking in the parking facility or facilities (which prevailing rate is currently $71.50 per unreserved parking pass per month), and Tenant shall be responsible for any taxes imposed by any governmental authority in connection with the renting of such Additional Parking Passes by Tenant or the use of the parking facility by Tenant. Notwithstanding the foregoing, Tenant shall not be charged for the Additional Parking Passes during the first fifteen (15) months of the Expansion Space Term.

9. Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this First Amendment other than CB Richard Ellis, Inc., and Cushman & Wakefield of California, Inc. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any other entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this First Amendment.

10. Intentionally Deleted.

11. Signing Authority. Concurrently with Tenant’s execution of this First Amendment, Tenant shall provide to Landlord reasonable evidence that the persons executing this First Amendment on behalf of the Tenant are authorized to do so.

12. Signage. Subject to the provisions of Article 19.17 of the Lease, Tenant’s entry identifying signage for the Expansion Space shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

13. Subordination. Landlord agrees to use commercially reasonable efforts to provide Tenant with commercially reasonable non-disturbance agreement(s) or subordination of mortgage agreement(s) in favor of Tenant from any existing ground lessors, mortgage holders and deed of trust beneficiaries of Landlord. Accordingly, Promptly after Landlord’s execution and delivery of this First Amendment, Landlord shall deliver to Tenant, for Tenant’s signature, a Subordination of Deed of Trust Agreement in the form of Exhibit “D” attached hereto and made a part hereof.

14. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Space and shall remain unmodified and in full force and effect. Effective as of the Expansion Commencement Date, all references to the “Lease” shall refer to the Lease as amended by this First Amendment.

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IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“Landlord”:

AH WARNER CENTER PROPERTIES, LIMITED LIABILITY COMPANY, a Delaware limited liability company

By:	COPLEY MANAGEMENT AND ADVISORS, L.P., a Delaware limited partnership, Its duly authorized asset manager and advisor

	By:	AEW INVESTMENT GROUP, INC. (formerly known as COPLEY INVESTMENT GROUP, INC.), a Massachusetts corporation, Its general partner

		By:	/s/ Thomas E. Mullahey

		Print Name:	Thomas E. Mullahey
		Title:	Vice President

“Tenant”:

FOUNDATION HEALTH SYSTEM, INC., a Delaware corporation

By:	/s/ Illegible

	Its:	Senior Vice President & Treasurer

By:	/s/ Michael P. White

	Its:	VP & CFO

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SECOND AMENDMENT TO OFFICE LEASE

This Second Amendment to Office Lease (the “Second Amendment”), dated December 22, 2003 is made by and between DOUGLAS EMMETT REALTY FUND 2000, a California limited partnership (“Landlord”), with offices at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401 and HEALTH NET, INC., a Delaware corporation, formerly known as Foundation Health Systems, a Delaware corporation (“Tenant”), with offices at 21650 Oxnard Street, Woodland Hills, California.

WHEREAS,

A AH WARNER CENTER PROPERTIES, LIMITED LIABILITY COMPANY, a Delaware limited liability company (“AH Warner”), Landlord’s predecessor-in-interest, pursuant to the provisions of that certain written Office Lease, dated September 9, 1998, as amended by that certain First Amendment to Office Lease, dated August 8, 2000 (“First Amendment”), and collectively, the “Lease”) leased to Foundation Health, Systems, a Delaware corporation (“Foundation Health”), Tenant’s predecessor-in-interest, and Foundation Health leased from AH Warner space in the property located at 21650 Oxnard Street, Woodland Hills, California 91367 (the “Building”), known as the 21 Floor Space, the 22nd Floor Space, the 24th Floor Space, the 25th Floor Space and a portion of the fifteenth (15th) floor referred to in the First Amendment as the Expansion Space (collectively, the “Premises”);

B. On or about September 10, 2002, Landlord acquired all of AH Warner’s interest, right and title in and to the real property and Building in which the Premises are located, becoming successor-in- interest to AH Warner Landlord under the Lease;

C. The Term of the Lease is scheduled to expire December 31, 2004, except that the Lease Expiration Date for the 22nd Floor Space is January 31, 2005;

D. Landlord and Tenant desire to accelerate the expiration of the Term of the Lease with respect to the 22nd Floor Space; and

E. Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Lease.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Second Amendment.

2. Termination Date. The Term of the Lease is hereby modified such that the termination date of the Lease of the entire Premises shall be December 31, 2004 (the “Termination Date”).

3. Revision in Base Rent. Commencing on January 1, 2004 (“Effective Date”), and continuing throughout the remainder of the Term, the Base Rent payable by Tenant shall be $130,435.11 per month.

4. Correction to Rentable Area of the Premises. Tenant acknowledges and agrees that shortly after Landlord’s acquisition of the Building, Landlord engaged an independent third party space plan audit firm to measure the usable area of the Premises in accordance with the June, 1996 standards published by the Building Owners’ and Managers’ Association (“BOMA Standard”). Based upon such remeasurement Landlord has been advised that the accurate aggregate usable area of the Premises is approximately 102,018 square feet. Based on Landlord’s deemed load factor as indicated herein below, the corrected aggregate rentable area of the Premises is hereby agreed to be approximately 115,488 square feet. The usable area and revised rentable area for each portion of the Premises are as follows:

Floor	Useable Area.	Revised Rentable Area
15	8,488	10,193
21	23,584	26,558
22	23,584	26,558
24	23,584	26,558
25	22,778	25,621

TOTAL:	102,018	115,488

Landlord and Tenant agree that Landlord is utilizing an add-on factor of 12.61% for the 21st, 22nd and 24th floors; 12.48% for the 25th floor; and 20.09% for the 15th floor to compute the rentable area of the Premises. Rentable area herein is calculated as 1.1261 for the 21st, 22nd and 24th floors; 1.1248 for the 25th floor; and 1.2009 for the 15th floor, in each case times the estimated usable area, regardless of what the actual square footage of the common areas of the Building may be, and whether or not they are more or less than 12.61% for the 21st, 22nd and 24th floors; 12.48% for the 25th floor; and 20.09% for the 15th floor of the total estimated usable area of the Building. The purpose of this calculation is solely to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area.

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SECOND AMENDMENT TO OFFICE LEASE (Continued)

Landlord and Tenant agree that even if the rentable or usable area of the Premises and/or the total Building area are later determined to be more or less than the figures stated herein, for all purposes of the Lease, except for the calculation of Base Rent, the figures stated herein shall be conclusively deemed to be the actual rentable or usable area of the Premises, as the case may be.

5. Temporary Space. Tenant shall have the right to occupy temporary space consisting of up to an aggregate of one (1) full floor in the Building during the construction of improvements in the Premises (“Temporary Space”) as specified in Section 6, below. Such temporary possession of the Temporary Space shall be upon all the same terms and conditions as are contained in the Lease, as amended hereby, except that (a) Tenant shall be permitted to occupy the Temporary Space for a period commencing on the date Landlord delivers the Temporary Space to Tenant (“Temporary Space Delivery Date”) and ending nine (9) months thereafter (“Temporary Space Period”); (b) Tenant shall not be obligated to pay Landlord Base Rent or Additional Rent for the Temporary Space during the Temporary Space Period; (c) if Tenant fails to timely vacate the Temporary Space after the expiration of the Temporary Space Period, (i) Tenant’s occupancy shall be on a month-to month basis terminable by either party upon thirty (30) day’s prior written notice; and (ii) the Base Rent payable by Tenant for the Temporary Space shall be equal the base rental rate then being paid by Tenant for the Premises multiplied by the number of rentable square feet in the Temporary Space, provided however if Tenant continues to occupy the Temporary Space more than sixty (60) days after the expiration of the Temporary Space Period, the Base Rent for the Temporary Space shall increase by 150% per day for each day that Tenant thereafter continues to occupy the Temporary Space. If Tenant fails to deliver possession of the Temporary Space to Landlord within ninety (90) days after the expiration of the Temporary Space Period, then the Temporary Space shall be added to the definition of the Premises, and the Base Rent, Tenant’s Building Share and Tenant’s Common Area Share shall be appropriately increased on an equal pro rata basis as for the Premises, and Tenant shall thereafter retain the right to possession of and obligation to pay Rent on both the Premises and the Temporary Space for the remainder of the initial Term.

6. Construction of the Improvements.

(a) Tenant Improvements. The contractor constructing the Improvements (as such term is defined in Exhibit A attached hereto) in the Premises shall be selected pursuant to a procedure whereby the Final Plans and Specifications (as such term is defined in Exhibit A attached hereto and incorporated herein by this reference) are submitted to a contractor selected by Landlord (which may or may not be P.L.E. Builders, Inc.) and any three (3) of the general contractors selected by Tenant and subject to Landlord’s prior written approval (collectively, the “Approved Contractors”), who shall be requested to each submit to Landlord and to Tenant a sealed fixed price contract bid to construct the Improvements designated on the final Plans and Specifications on bid forms reasonably approved by Landlord Tenant shall select one of the Approved Contractors to construct the Improvements, it being expressly understood and agreed that Tenant shall not be required to select the lowest price bidder. Each bid from the contractors shall specify any allowances for exclusions and shall further provide that said bids are without overtime premiums or bonuses necessary to complete the Improvements in accordance with the terms hereof. The contractor selected shall construct the Improvements in the Premises in accordance with Exhibit A attached hereto and made a part hereof. The schedule for pre-construction tasks (including selection of the architect and general contractor) and construction of the Improvements shall be in accordance with the construction schedule set forth on Schedule 2 to Exhibit A attached hereto and made a part hereof (“Construction Schedule”). All Improvements shall be constructed in material compliance with all Laws (including, without limitation, all laws pertaining to fire-life safety and the Americans with Disabilities Act of 1990, as amended (“ADA”), at Tenant’s sole cost and expense, which cost may be deducted from the Allowance (as defined on Exhibit A). The foregoing requirement shall not in any way limit any of Landlord’s obligations under Section 6(b) of this Second Amendment. Notwithstanding any contrary provision of the Lease, Tenant shall have no obligation to remove any of the Improvements, including any built-in or systems furniture, unless, solely with respect to an Extraordinary Improvement (as hereinafter defined), at the time Landlord reviews the final Plans and Specifications Landlord delivers notice to Tenant identifying one or more Extraordinary Improvements that Landlord will require to be removed upon the expiration or earlier termination of the Lease (or with respect to any space that is surrendered by Tenant in connection with a permitted contraction of space, upon the effective date of such contraction), at Tenant’s expense. As used herein, an “Extraordinary Improvement” shall mean any raised flooring, interior stairwell, vaults, special fire suppression or security systems, any uninterruptible power supply system or similar power supply back up system. Landlord waives any right to require that Tenant, upon the expiration or earlier termination of the Lease (or with respect to any space that is surrendered by Tenant in connection with a permitted contraction of space, upon the effective date of such contraction), remove any of improvements existing in the Premises as of the date this Second Amendment is executed.

(b) Common Area Upgrades. Landlord shall (i) cause the Common Areas of the Building to be in material compliance with all Laws; (ii) cause any restrooms in the Premises to be in material compliance with the ADA; (iii) cause the Building and the Premises to be free of any Hazardous Materials which are required to be removed by law as of the date construction of the Improvements are completed (collectively, “Landlord’s Work”), in each case as of the date construction of the Tenant Improvements are completed and at Landlord’s sole cost, provided that the first one dollar ($1.00) per each rentable square foot of cost associated with the portions of Landlord’s Work consisting of restroom renovations, vertical riser expenditures for fire and life safety improvements and Building security systems shall be deducted from the Tenant Improvement Allowance. Landlord’s Work shall be substantially completed on or before the dates specified in the Construction Schedule.

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SECOND AMENDMENT TO OFFICE LEASE (Continued)

7. Parking. Notwithstanding any provision of the Lease that may be to the contrary, for the entire calendar year of 2004 Tenant shall be entitled to a full abatement of any charges for all Tenant parking passes up to an amount equal to four (4) parking passes for every 1,000 useable square feet of the Premises.

8. Notices. All Notices to Tenant under Section 19.5 of the Lease shall be addressed to: Health Net, Inc., 21650 Oxnard Street, Suite 2100, Woodland Hills, California 91367, Attn: Property Manager, with a copy to: Health Net, Inc., Post Office Box 2470, Rancho Cordova, California, 95741-2470, Attention: Director of Real Estate.

9. Acceptance of Premises; Landlord’s Representation and Warranty.

(a) Tenant acknowledges that it has been in possession of the Premises for over five (5) years, and, to Tenant’s actual, current knowledge, has no claim against Landlord in connection with the Premises or the Lease. Tenant has made its own inspection of and inquiries regarding the Premises, which are already improved. Therefore, Tenant accepts the Premises in their “as-is” condition, provided, however, that nothing in this Second Amendment is intended to (x) relieve Landlord of Landlord’s maintenance and repair obligations under the Lease, or (y) make Tenant responsible for the correction of any latent defects. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Premises or the Building for the purposes intended by Tenant, except as provided in the Lease.

(b) As a material inducement for Tenant to enter into this Second Amendment, Landlord hereby represents, warrants and covenants to Tenant that (i) to Landlord’s actual, current knowledge, as of the date of this Second Amendment, Landlord is in material compliance with all terms, covenants and conditions of the Lease in all material respects and that there are no material breaches or defaults under the Lease by Tenant or Landlord, and (ii) Landlord knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Tenant or Landlord, and (iii) Landlord hereby waives and releases Tenant from any claim (1) arising or accruing during the Term of this Second Amendment based in whole or in part upon the increase in the Rentable Area of the Premises as referenced in Section 4 of this Second Amendment or (2) arising prior to the date of this Second Amendment (including, without limitation, any obligation to pay Direct Expenses, overtime HVAC, parking charges or other additional rent arising during or prior to the calendar year 2002).

10. Warranty of Authority. If Landlord or Tenant signs as a corporation, limited liability company or a partnership, each of the persons executing this Second Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Second Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

If either signatory hereto is a corporation, the person(s) executing on behalf of said entity shall affix the appropriate corporate seal to each area in the document where request therefor is noted, and the other party shall be entitled to conclusively presume that by doing so the entity for which said corporate seal has been affixed is attesting to and ratifying this Second Amendment.

11. Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Second Amendment other than Douglas, Emmett and Company and Cushman and Wakefield of California, Inc. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Second Amendment.

12. Confidentiality. Landlord and Tenant agree that, until one (1) year after the date this Second Amendment is executed by Landlord and Tenant, the covenants and provisions of this Second Amendment pertaining to the economic terms of this Second Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record or any person assisting Tenant in the performance of Tenant’s obligations under this Second Amendment (including, without limitation, accountants, architects, and contractors).

13. Disclosure. Landlord and Tenant acknowledge that principals of Landlord have a financial interest in Douglas Emmett Realty Advisors, Douglas Emmett and Company, and P.L.E. Builders.

14. Governing Law. The provisions of this Second Amendment shall be governed by the laws of the State of California.

15. Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

16. Lender Consent. Landlord hereby represents, warrants and covenants that SunAmerica Life Insurance Company, an Arizona corporation (“Lender”), as beneficiary under a first-lien Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents dated September 10, 2002 encumbering the Project, has consented to Landlord and Tenant entering into this Second Amendment and Lender has agreed that (a) the terms of that certain Subordination, Non-Disturbance and Attornment Agreement by and among Tenant (then known as Foundation Health

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SECOND AMENDMENT TO OFFICE LEASE (Continued)

Systems, Inc.), Landlord and Lender dated October 16, 2002 (“Original SNDA”) apply to the Lease as amended hereby and (b) that “offsets” as such term is used in Section 3(iii) of the Original SNDA shall include, without limitation, the Tenant’s right to any unpaid tenant improvement allowance in accordance with this Second Amendment. Landlord shall cause Lender to deliver such consent and acknowledgment regarding the Original SNDA in a writing signed by Lender (“Lender Consent”) and Landlord agrees that receipt by Tenant of the Lender Consent shall be a condition precedent to the Tenant’s obligations under this Second Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document as of the day and year written below.

LANDLORD: DOUGLAS EMMETT REALTY FUND 2000, a California limited partnership			TENANT: HEALTH NET, INC., a Delaware corporation

By:	DOUGLAS, EMMETT AND COMPANY, a California corporation, its agent		By:	/s/ Dennis Bell

			Name:	Illegible
			Title:	Vice President
	By:	/s/ Michael J. Means

		Michael J. Means, Vice President	By:	/s/ Linda Salzman
Dated:		12/23/03	Name:	Illegible
			Title:	Sr.Vice President
			Dated:	12/23/03

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Warner Center III\Health Net\JS\December 22, 2003	/s/ Illegible
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